UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary information statement

☐  Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐  Definitive information statement

Reviv3 Procare Company

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required

☐  Fee paid previously with preliminary materials.

☐  Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a–101) per Item 1 of this Schedule and Exchange Act Rules 14c–5(g) and 0–11

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF REVIV3 PROCARE COMPANY.

Reviv3 Procare Company

901 Fremont Avenue, Unit 158

Alhambra, CA 91803

(888) 638-8883

NOTICE OF ACTION TAKEN BY

WRITTEN CONSENT OF A MAJORITY OF STOCKHOLDERS

Dear Stockholders:

The enclosed information statement (the “Information Statement”) is being provided to the stockholders of record on October 31, 2023 (the “Record Date”) of Reviv3 Procare Company, a Delaware corporation (the “Company,” “we,” “our,” or “us”) to inform our stockholders of corporate actions taken by written consent of stockholders holding at least a majority of our issued and outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”).

On October 31, 2023, the board of directors of the Company (the “Board”) approved and submitted for the approval of our stockholders the following:

(i)	An amendment to our Amended and Restated Certificate of Incorporation (the “Charter”) to effect a name change of the Company from “Reviv3 Procare Company” to “AXIL Brands, Inc.” (the “Name Change Amendment”);

(ii)	The Company’s 2022 Equity Incentive Plan (the “Plan”) and an amendment to the Plan to effect an increase in authorized shares for issuance under the Plan by an additional 15,000,000 shares (the “Equity Incentive Plan Increase”) to an aggregate of 25,000,000 shares available under the Plan;

(iii)	An amendment to our Charter to effect a reverse stock split of the issued and outstanding shares of our Common Stock in a range of not less than one-for-3 shares and not more than one-for-25 shares (the “Reverse Stock Split”), at the discretion of the Board (the “Reverse Stock Split Amendment”);

(iv)	Amendments to our Charter and to our Bylaws to increase the size of our Board and create three (3) classes of directorships for the Board (the “Classified Board Amendment”); and

(v)	Amendments to our Charter and to our Bylaws to vest the Board with authority to make, repeal, alter, amend or rescind any or all of the Bylaws and to amend the Bylaws to add a provision relating to notice of stockholder business and nominations (the “Bylaws Amendment”).

Effective on October 31, 2023, stockholders holding at least a majority of the voting power of the Company approved the Name Change Amendment, the Plan, the Equity Incentive Plan Increase, Reverse Stock Split Amendment, the Classified Board Amendment, and the Bylaws Amendment by written consent.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C AND PURSUANT TO SECTION 228(E) OF THE DELAWARE GENERAL CORPORATION LAW.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Name Change Amendment, the Plan, the Equity Incentive Plan Increase, the Reverse Stock Split Amendment, the Classified Board Amendment, and the Bylaws Amendment will not be effective until a date at least twenty (20) calendar days after the date that the enclosed Information Statement is filed and mailed to our stockholders of record on the Record Date. Unless otherwise indicated, all share amounts and per share data are represented without giving effect to the Reverse Stock Split.

The enclosed Information Statement contains additional information pertaining to the matters acted upon.

BY ORDER OF THE BOARD OF DIRECTORS
OF REVIV3 PROCARE COMPANY,

/s/ Jeff Toghraie
Jeff Toghraie
Chief Executive Officer and Chairman of the Board of Directors [ ], 2023

Page
GENERAL INFORMATION	1
QUESTIONS AND ANSWERS ABOUT THE INFORMATION STATEMENT	3
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS	4
VOTES REQUIRED AND RELATED INFORMATION	5
NO MEETING OF STOCKHOLDERS REQUIRED	5
CONSENTING STOCKHOLDERS	5
AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A NAME CHANGE FROM “REVIV3 PROCARE COMPANY” TO “AXIL BRANDS, INC.”	6
APPROVAL OF THE COMPANY’S 2022 EQUITY INCENTIVE PLAN AND AN AMENDMENT TO THE COMPANY’S 2022 EQUITY INCENTIVE PLAN TO Effect an increase in THE authorized shares AVAILABLE FOR ISSUANCE by an additional 15,000,000 shares.	7
AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK, IN A RANGE OF NOT LESS THAN ONE-FOR-3 SHARES AND NOT MORE THAN ONE-FOR-25 SHARES.	11
AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND OUR BYLAWS TO INCREASE THE SIZE OF OUR BOARD CREATE THREE (3) CLASSES OF DIRECTORSHIPS.	15
AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND OUR BYLAWS TO VEST THE BOARD WITH AUTHORITY TO MAKE, REPEAL, ALTER, AMEND OR RESCIND ANY OR ALL OF THE BYLAWS AND TO AMEND THE BYLAWS TO ADD A PROVISION RELATING TO NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.	17
EXECUTIVE COMPENSATION	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
NO DISSENTER’S RIGHTS	21
PROPOSALS BY SECURITY HOLDERS	21
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON	21
ADDITIONAL INFORMATION	21

i

Reviv3 Procare Company

901 Fremont Avenue, Unit 158

Alhambra, CA 91803

(888) 638-8883

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This information statement (the “Information Statement”) is furnished to the stockholders of Reviv3 Procare Company, a Delaware corporation (the “Company,” “we,” “our,” or “us”), at the close of business on October 31, 2023 (the “Record Date”), in connection with actions taken by written consent of stockholders holding at least a majority of our issued and outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”).

On October 31, 2023, the board of directors of the Company (the “Board”) approved and submitted for the approval of our stockholders the following:

(i)	An amendment to our Amended and Restated Certificate of Incorporation (the “Charter”) to effect a name change of the Company from “Reviv3 Procare Company” to “AXIL Brands, Inc.” (the “Name Change Amendment”);

(ii)	The Company’s 2022 Equity Incentive Plan (the “Plan”) and an amendment to the Plan to effect an increase in authorized shares for issuance under the Plan by an additional 15,000,000 shares (the “Equity Incentive Plan Increase”) to an aggregate of 25,000,000 shares available under the Plan;

(iii)	An amendment to our Charter to effect a reverse stock split of the issued and outstanding shares of our Common Stock in a range of not less than one-for-3 shares and not more than one-for-25 shares (the “Reverse Stock Split”), at the discretion of the Board (the “Reverse Stock Split Amendment”);

(iv)	Amendments to our Charter and to our Bylaws to increase the size of our Board and create three (3) classes of directorships for the Board (the “Classified Board Amendment”); and

(v)	Amendments to our Charter and to our Bylaws to vest the Board with authority to make, repeal, alter, amend or rescind any or all of the Bylaws and to amend the Bylaws to add a provision relating to notice of stockholder business and nominations (the “Bylaws Amendment”).

Effective October 31, 2023, stockholders holding at least a majority of the voting power of the Company (the “Consenting Stockholders”) approved the Name Change Amendment, the Plan, the Equity Incentive Plan Increase, the Reverse Stock Split Amendment, the Classified Board Amendment, and the Bylaws Amendment (together, the “Corporate Actions”) by written consent in accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”). The Consenting Stockholders consist of stockholders owning and having authority to vote on 62,119,000 shares of our Common Stock representing approximately 53% of the issued and outstanding shares of Common Stock.

We believe the Name Change Amendment and the adoption of “AXIL Brands, Inc.” as the Company’s name better reflects the nature of our business, our operations, and our strategy.

We believe the Plan, as amended by the Equity Incentive Plan Increase, and our continued ability to offer equity incentive awards under the Plan, are critical to our ability to continue to attract, motivate, and retain highly qualified executives and employees.

The Company is in the process of seeking to list its shares of Common Stock on the NYSE American Stock Exchange (the “NYSE American”). No assurance can be given that the Company’s Common Stock will be accepted for listing on the NYSE American. We believe that the Reverse Stock Split Amendment and the Reverse Stock Split, if any, will enhance the ability of the Company to list its shares on the NYSE American, thereby providing the Company and its stockholders with, among other things: immediate access to much larger national financial markets; access to institutional and other large scale investors; the ability to market and publicize performance and other relevant information to a larger audience; and the ability to provide our stockholders with access to a national stock exchange wherein their shares will be available to a much broader markets. Specifically, we believe the Reverse Stock Split will result in an increase in the price per share of our Common Stock, allowing us to meet the initial listing requirements for NYSE American.

In connection with the proposed listing on NYSE American, we propose to the increase the size of our Board and create three (3) classes of directorships for the Board. We believed that the Classified Board Amendment promotes greater stability and better focus on long-term strategy for our Company.

We believe that the Bylaws Amendment will clarify and confirm the Board’s authority to make, alter, or repel the Bylaws, in whole or in part. Additionally, we believe the Bylaws Amendment will provide clarity into how a stockholder may nominate a director or make a proposal and requirements for annual meetings of stockholders and special meetings of stockholders.

Dissenting stockholders do not have any statutory appraisal rights as a result of the Corporate Actions. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with the Corporate Actions, and your consent is not required and is not being solicited in connection with the approval of the Corporate Actions. All necessary corporate approvals for the Corporate Actions have been obtained.

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to inform our stockholders of the action taken by written consent and shall serve as written notice thereof, pursuant to Section 228(e) of the DGCL.

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be effective until a date at least twenty (20) calendar days after the date that the enclosed Information Statement is filed and mailed to our stockholders of record on the Record Date.

QUESTIONS AND ANSWERS ABOUT THE INFORMATION STATEMENT

What is the purpose of this Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to inform our stockholders as of the close of business on the Record Date of the actions taken by written consent. The Consenting Stockholders holding a majority of our outstanding voting capital stock have authorized by written consent the Corporate Actions as outlined in this Information Statement, which actions will be effective on a date that is at least twenty (20) calendar days after the mailing of this Information Statement.

Who is entitled to notice?

Each outstanding share of our Common Stock on the close of business on the Record Date is entitled to notice of each matter voted on by the Consenting Stockholders. The Consenting Stockholders as of the close of business on the Record Date held the authority to cast votes in excess of fifty percent (50%) of our outstanding voting power and have authorized by written consent the Corporate Actions. Under Section 228 of the DGCL, stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the Company’s stockholders.

What constitutes the voting shares of the Company?

The voting power entitled to vote on the Corporate Actions consists of the vote of the holders of a majority of our voting securities as of the Record Date. As of the Record Date, our voting securities consisted of 117,076,949 shares of Common Stock. As of the Record Date, our voting securities were entitled to cast a total of 117,076,949 votes.

What corporate matters did the Consenting Stockholders vote for, and how did they vote?

The Consenting Stockholders approved an amendment to our Charter to effect a name change of the Company from “Reviv3 Procare Company” to “AXIL Brands, Inc.” Additionally, the Consenting Stockholders approved the Plan and an amendment to the Plan to effect an increase in authorized shares for issuance under the Plan by an additional 15,000,000 shares to an aggregate of 25,000,000 shares available under the Plan.

Furthermore, the Consenting Stockholders approved an amendment to our Charter to effect a Reverse Stock Split, at the discretion of the Board, of the issued and outstanding shares of our Common Stock, in a range of not less than one-for-3 shares and not more than one-for-25 shares. The Reverse Stock Split could be effected at any time prior to October 31, 2024, at the exact ratio to be set at a whole number within the above range as determined by the Board in its discretion. Further, the Board may, in its sole discretion, determine whether or not the Reverse Stock Split is effected.

Finally, the Consenting Stockholders approved amendments to our Charter and our Bylaws to create three (3) classes of directorships for the Board, to vest the Board with authority to make, repeal, alter, amend or rescind any or all of the Bylaws, and to add a provision to our Bylaws relating to notice of stockholder business and nominations.

What vote is required to approve the Corporate Actions?

Pursuant to Section 242 of the DGCL, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Corporate Actions. Other than the approval by the Consenting Stockholders, which we have already obtained, no further vote is required for approval of the Corporate Actions.

Who is paying the cost of this Information Statement?

We will pay for the preparation, printing and mailing of this Information Statement.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Information Statement contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements represent our expectations, beliefs, intentions or strategies concerning future events, including, but not limited to, any statements regarding our assumptions about financial performance; the continuation of historical trends; the sufficiency of our cash balances for future liquidity and capital resource needs; the expected impact of changes in accounting policies on our results of operations, financial condition or cash flows; anticipated problems and our plans for future operations; the economy in general or the future of the beauty and hair care industry and the hearing protection and ear bud business; the Reverse Stock Split Amendment and the Reverse Stock Split; and our ability to list our shares on NYSE American, all of which were subject to various risks and uncertainties.

There are a number of factors that could cause our actual results to differ from those indicated in the forward-looking statements, many of which are outside of our control. They include: the impact of unstable market and general economic conditions on our business, financial condition and stock price, including inflationary cost pressures, decreased discretionary consumer spending, supply chain disruptions and constraints, labor shortages, ongoing economic disruption, including the effects of the Ukraine-Russia conflict, the effects of the Israel-Hamas conflict, and other downturns in the business cycle or the economy; our financial performance and liquidity, including our ability to successfully generate sufficient revenue to support our operations; our ability to repay our outstanding loans; if any; risks related to our operations and international markets, such as fluctuations in currency exchange rates, different regulatory environments, trade barriers and sanctions, exchange controls, and social and political instability; changes in the regulatory environment in which we operate, including environmental, health and safety regulations, including those related to climate change; our ability to protect and defend our intellectual property; continuity and security of information technology infrastructure and the potential impact of cybersecurity breaches or disruptions to our management information systems; competition; our ability to retain our management and employees and the potential impact of ongoing labor shortages; demands on management resources; availability and cost of the raw materials we use to manufacture our products, including the impacts of inflationary cost pressures and ongoing supply chain disruptions and constraints, which have been, and may continue to be, exacerbated by the Russia-Ukraine conflict; the Israel-Hamas conflict; additional tax expenses or exposures; product liability claims; the potential outcome of any legal or regulatory proceedings; integrating acquisitions and achieving the expected savings and synergies, including our recent acquisition of hearing protection and ear bud businesses; global or regional catastrophic events, including the effects of natural disasters, which may be worsened by the impact of climate change; demand for and market acceptance of our products, as well as our ability to successfully anticipate consumer trends; business divestitures; labor relations; the potential impact of environmental, social and governance matters; implementation of environmental remediation matters; the risk that the Reverse Stock Split won’t increase the price of our Common Stock and otherwise have its intended effect; and risks associated with listing our shares on NYSE American.

When used in this Information Statement, the words or phrases “believe,” “anticipate,” “predict,” “may,” “can,” “will,” “should,” “expect,” “likely,” “intend,” “potential,” or similar expressions and variations thereof are intended to identify such forward-looking statements. However, any statements contained in this Information Statement that are not statements of historical fact may be deemed to be forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this Information Statement. We caution that these statements by their nature involve risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict.

We do not assume the obligation to update any forward-looking statement, except as required by applicable law.

VOTES REQUIRED AND RELATED INFORMATION

Section 228 of the DGCL generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting upon the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Further, pursuant to Section 242 of the DGCL, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Corporate Actions.

In order to eliminate the costs and management time involved in holding a special meeting, our Board determined that it was in the best interests of all of our stockholders that the Corporate Actions be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken. Pursuant to Section 228(e) of the DGCL, we are required to promptly inform our stockholders of action taken by written consent and this Information Statement serves as written notice thereof.

As of the Record Date, there were 117,076,949 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. Accordingly, for the approval of each of the Corporate Actions, the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Record Date, or 58,538,475 votes, was required for approval. The Consenting Stockholders combine to account for an affirmative vote of 62,119,000 votes, which exceeds the required number of votes in favor of each of the Corporate Actions.

NO MEETING OF STOCKHOLDERS REQUIRED

The Board does not intend to solicit any proxies or consents from any other stockholders in connection with the Corporate Actions, and your consent is not required and is not being solicited in connection with the approval of the Corporate Actions. The Consenting Stockholders hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Corporate Actions.

CONSENTING STOCKHOLDERS

On October 31, 2023, the Board unanimously adopted resolutions approving the Corporate Actions. In connection with the adoption of these resolutions, the Board elected to seek the written consent of the holders of a majority of the Company’s issued and outstanding shares of Common Stock in order to reduce the costs and implement the proposal in a timely manner.

On October 31, 2023, the following Consenting Stockholders consented in writing to the Corporate Actions:

Name	Class of Shares Held	No. of Shares	No. of Votes	Percentage of Outstanding Votes
Intrepid Global Advisors, Inc.	Common Stock	50,534,000	50,434,000	43.16%
Shircoo, Inc.	Common Stock	11,685,000	11,685,000	9.98%
		Total:	62,119,000	53.14%

The Company is not seeking written consent from any of our other stockholders, and stockholders other than the Consenting Stockholders will not be given an opportunity to vote with respect to the Corporate Actions.

AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A NAME CHANGE FROM “REVIV3 PROCARE COMPANY” TO “AXIL BRANDS, INC.”

General

On October 31, 2023, our Board approved the Name Change Amendment to effect the change of the Company’s name to “AXIL Brands, Inc.” On October 31, 2023, the Consenting Stockholders, acting by written consent, approved the Name Change Amendment. The Board will have the discretion to implement the Name Change Amendment or to not effect the Name Change Amendment at all. The Board currently intends to effect the Name Change Amendment as soon as practicable at a date at least twenty (20) calendar days after the date that the enclosed Information Statement is filed and mailed to our stockholders of record on the Record Date.

If effected by the Board, the Name Change Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, in substantially the form as attached hereto as Appendix A, which will occur as soon as reasonably practical.

Purposes and Effects of the Name Change Amendment

The adoption of “AXIL Brands, Inc.” as the Company’s name better reflects the nature of our business, our operations, and our strategy. In June 2022, we completed the acquisition of certain assets of Axil & Associated Brands Corp., which led to our hearing enhancement and protection business segment. During our fiscal year ended May 31, 2023 and the three (3) months ended August 31, 2023, the hearing and protection business segment accounted for approximately 93% and 95% of our net sales, respectively.

While the Name Change Amendment will cause us to incur certain costs, the Board believes that any potential costs, and any potential confusion, associated with the Name Change Amendment will be outweighed by the benefits of the change.

The Name Change Amendment will not affect the status of the Company or the rights of any stockholders in any respect, or the validity or transferability of stock certificates presently outstanding. The Company’s stockholders will not be required to exchange stock certificates in connection with the Name Change Amendment. Any outstanding physical stock certificate that represents a stockholder’s shares of Common Stock will continue to represent such stockholder’s ownership of such shares. If physical certificates are presented for transfer in the ordinary course, new certificates bearing the new corporate name will be issued.

APPROVAL OF THE COMPANY’S 2022 EQUITY INCENTIVE PLAN AND AN AMENDMENT TO THE COMPANY’S 2022 EQUITY INCENTIVE PLAN TO Effect an increase in THE authorized shares AVAILABLE FOR ISSUANCE by an additional 15,000,000 shares.

General

On March 21, 2022, our Board approved the Plan and on October 31, 2023, our Board approved an amendment to the Plan to effect an increase in the number of shares available for issuance under the Plan by an additional 15,000,000 shares up to an aggregate of 25,000,000 shares available under the Plan. On October 31, 2023, the Consenting Stockholders, acting by written consent, approved the Plan and the Equity Incentive Plan Increase. The Board will have the discretion to implement the Equity Incentive Plan Increase or to not effect the Equity Incentive Plan Increase at all. The Board currently intends to effect the Equity Incentive Plan Increase as soon as practicable at a date at least twenty (20) calendar days after the date that the enclosed Information Statement is filed and mailed to our stockholders of record on the Record Date.

We believe that our continued ability to offer equity incentive awards under the Plan are critical to our ability to continue to attract, motivate, and retain highly qualified executives and employees. We believe that the Plan has been an effective component of our compensation program and has heightened our ability to attract, retain and motivate highly qualified executives and employees. We further believe that the awards granted under the Plan have provided an effective inducement to incentivize plan participants to pursue our goals and objectives, including the creation of long-term value for our stockholders. The Board has determined that the Plan as amended by the Equity Incentive Plan Increase is in the best interests of the Company and its stockholders.

The following descriptions of the Plan, as amended by the Equity Incentive Plan Increase, are qualified in their entirety by the terms of the Plan document, a copy of which is attached to this Informational Statement as Appendix B, and the Equity Incentive Plan Increase, a copy of which is attached to this Informational Statement as Appendix C.

References to the Plan in the remainder of this discussion refer to the Plan, as amended by the Equity Incentive Plan Increase, unless otherwise specified or the context otherwise references the Plan prior to it being amended by the Equity Incentive Plan Increase.

The closing price of our common stock on November 20, 2023, was $0.32.

Why We Approved the Plan and the Equity Incentive Plan Increase Amendment

The Board and Consenting Stockholders have determined that it is in the best interests of the Company and its stockholders to approve the Plan and the Equity Incentive Plan Increase to increase the number of shares available for issuance under the Plan by an additional 15,000,000 shares up to an aggregate of 25,000,000 shares available under the Plan. We believe the Plan and the Equity Incentive Plan Increase will allow us to continue to utilize a broad array of equity incentives in order to attract and retain talent, and to continue to provide incentives that align the interests of our employees and directors with the interests of our stockholders.

Before the Equity Incentive Plan Increase, the number of shares available for issuance under the Plan would be too limited to effectively operate as an incentive and retention tool for employees, officers, directors, non-employee directors and consultants of the Company and its affiliates (as defined in the Plan). The Plan and the approved increase will enable us to continue our policy of equity ownership by employees, officers, directors, non-employee directors and consultants of the Company and its affiliates as an incentive to contribute to the creation of long-term value for our stockholders. Absent sufficient equity incentives, we would need to consider additional cash-based incentives to provide a market-competitive total compensation package necessary to attract, retain and motivate the talent that is critical to driving our success. Payment of cash incentives would then reduce the cash available for product development, marketing, operations, and other corporate purposes.

The Plan

Our Board approved the Plan on March 21, 2022. Under the Plan, equity-based awards may be made to employees, officers, directors, non-employee directors and consultants of the Company and its affiliates in the form of (i) Incentive Stock Options (to eligible employees only); (ii) Nonqualified Stock Options; (iii) Restricted Stock; (iv) Stock Awards; (v) Performance Shares; or (vi) any combination of the foregoing. Prior to Equity Incentive Plan Increase, the Plan was to terminate upon the close of business on the day next preceding March 21, 2032, unless terminated earlier in accordance with the terms of the Plan. The Board serves as the Plan administrator and may amend or terminate the Plan without stockholder approval, subject to certain exceptions.

The total number of shares initially authorized for issuance under the Plan was 10,000,000 shares. The Plan provides for an annual increase on April 1st of each calendar year, beginning in 2022 and ending in 2031, subject to Board approval prior to such date. Such increase may be equal to the lesser of (i) four percent (4%) of the total number of shares of the Company’s common stock outstanding on May 31st of the immediately preceding fiscal year and (ii) such smaller number of shares as determined by the Board. The number of shares authorized for issuance under the Plan will not change unless the Board affirmatively approves an increase in the number of shares authorized for issuance prior to April 1st of the applicable year. The Board has not approved an increase in the number of shares authorized for issuance under the Plan as of October 31, 2023. Shares surrendered or withheld to pay the exercise price of a stock option or to satisfy tax withholding requirements will not be added back to the number of shares available under the Plan. To the extent that any shares of Common Stock awarded or subject to issuance or purchase pursuant to awards under the Plan are not delivered or purchased, or are reacquired by the Company, for any reason, including a forfeiture of restricted stock or failure to earn performance shares, or the termination, expiration or cancellation of a stock option, or any other termination of an award without payment being made in the form of shares of Common Stock will be added to the number of shares available for awards under the Plan. The number of shares available for issuance under the Plan will be adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a stock split or subdivision or combination of shares of Common Stock, or a reorganization or reclassification of Common Stock, or any other change in the structure of shares of Common Stock, as determined by the Board. Shares available for awards under the Plan will consist of authorized and unissued shares.

Two types of options may be granted under the Plan: (1) Incentive Stock Options which may only be issued to eligible employees of the Company and are required to have the exercise price of the option not less than the fair market value of the common stock on the grant date; or in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, one hundred ten percent (110%) of the fair market value of the Common Stock at the grant date; and (2) Non-qualified Stock Options which may be issued to participants under the Plan and which may have an exercise price less than the fair market value of the Common Stock on the grant date, but not less than par value of the stock.

The Board may grant or sell restricted stock to participants (i.e., shares that are subject to restrictions or limitations as to the participant’s ability to sell, transfer, pledge or assign such shares) under the Plan. Except for these restrictions and any others imposed by the Board, upon the grant of restricted stock, the recipient generally will have rights of a stockholder with respect to the restricted stock. During the applicable restriction period, the recipient may not sell, exchange, transfer, pledge or otherwise dispose of the restricted stock. The Board may also grant awards of Common Stock to participants under the Plan, as well as awards of performance shares, which are awards for which the payout is subject to achievement of such performance objectives established by the Board. Performance shares may be settled in cash.

Each equity-based award granted under the Plan will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Board may determine, consistent with the provisions of the Plan.

Upon the occurrence of a change in control, unless otherwise provided in an award agreement: (i) all outstanding stock options will become immediately exercisable in full; (ii) all outstanding performance shares will vest in full as if the applicable performance conditions were achieved in full, subject to certain adjustments, and will be paid out as soon as practicable; and (iii) all restricted stock will immediately vest in full. The Plan defines a change in control as (i) the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than fifty (50%) of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the Board of an agreement providing for the sale or transfer (other than as security for obligations of the Company) of substantially all the assets of the Company; or (iii) in the absence of prior Board approval, the acquisition of more than twenty (20%) of the Company’s voting capital stock by any person within the meaning of Rule 13d-3 under the Exchange Act (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company).

Subject to the Plan’s terms, the Board has full power and authority to determine whether, to what extent and under what circumstances any outstanding award will be terminated, canceled, forfeited or suspended. Awards to that are subject to any restriction or have not been earned or exercised in full by the recipient will be terminated and canceled if such recipient is terminated for cause, as determined by the Board in its sole discretion.

Pursuant to the Plan, on May 10, 2022, the Company issued to two executive officers non-statutory stock options to purchase, in the aggregate, up to 5,300,000 shares of its Common Stock, at an exercise price of $0.09 per share and expiring on April 20, 2032. The market value of the shares underlying the options was $0.32 per share as of November 20, 2023. The options vest over time with 25% of the options vesting on September 1, 2022 and thereafter vesting 1/24th on the 1st of every month.

Pursuant to the Plan, on November 1, 2022, the Company issued non-statutory stock options to a former executive officer, to purchase, in the aggregate, up to 300,000 shares of its Common Stock, at an exercise price of $0.20 per share and expiring on November 31, 2032. 75,000 shares vested as of January 29, 2023, and the remaining 225,000 options were forfeited in April 2023 when the executive officer left the Company. The market value of the shares underlying the options was $0.32 per share as of November 20, 2023.

Upon effectiveness of the Reverse Stock Split and the Company’s listing on a national securities exchange, the Company intends to grant an executive an equity award equivalent to 30,000 shares of common stock (on a post-split basis), subject to certain performance and time vesting conditions.

Certain U.S. Federal Income Tax Consequences of Awards

The following discussion is intended to provide only a general outline of the U.S. federal income tax consequences of participation in the Plan to participants and the Company. This discussion does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Nonqualified Stock Options

A participant who exercises a nonqualified stock option recognizes taxable ordinary income in the year that the option is exercised in an amount equal to the excess of the fair market value of the shares purchased on the exercise date over the exercise price (the “spread”). Generally, subject to applicable provisions of the Code and regulations thereunder, the Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

Incentive Stock Options

A participant who exercises an incentive stock option (an “ISO”) does not recognize ordinary income at the time of exercise (although the participant may be subject to the alternative minimum tax on the spread), and the Company is not entitled to a tax deduction. Upon the sale of shares obtained by exercising an ISO more than two years after grant and one year after exercise, the excess of the sale price of the shares over the exercise price of the ISO is taxed as long-term capital gain. If the shares are sold within two years of the grant date and/or one year of the date of exercise, the excess of the fair market value of the shares on the date of exercise (or sale proceeds if less) over the exercise price is taxed as ordinary income and any remaining gain is taxed as capital gain.

Restricted Stock

When shares of restricted stock vest, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares at that time less the amount, if any, paid for the shares. A participant may elect, by filing a timely election under Section 83(b) of the Code, to recognize taxable ordinary income in the year shares of restricted stock are granted in an amount equal to the excess of their fair market value at the grant date, determined without regard to certain restrictions, over the amount, if any, paid for the shares. Generally, subject to applicable provisions of the Code and regulations thereunder, the Company is entitled to a tax deduction at the time and in an amount equal to the ordinary income recognized by the participant.

Stock Awards

When stock awards are settled, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the earned shares at that time. Generally, subject to applicable provisions of the Code and regulations thereunder, the Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of awards, particular circumstances, or all awards available under the Plan. It is based on U.S. federal income tax law and interpretational authorities as of the date of this Information Statement, which are subject to change at any time.

Authorized Shares

The increase in shares available under the Plan pursuant to the Equity Incentive Plan Increase will be effected prior to the Reverse Stock Split discussed below, if effected by our Board, and the number of shares available for grant and issuance under the Plan will decrease by the Reverse Stock Split ratio approved by our Board.

New Plan Benefits

The specific benefits or amounts to be received by or allocated to participants and the number of shares of Common Stock to be granted under the Plan cannot be determined at this time because the amount and form of grants to be made to any eligible participant in any year is determined at the discretion of the Board.

Aggregate Awards Granted

The following table sets forth information with respect to the number of shares subject to awards previously granted under the Plan since its inception through the Record Date, to each named executive officer, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group. This table includes shares subject to awards that may have been exercised, cancelled or forfeited.

Number of Shares Underlying Options
Jeff Toghraie Chief Executive Officer and Chairman of the Board	3,100,000
Jeff Brown	2,200,000
Chief Operating Officer
Monica Diaz Brickell
Chief Financial Officer	—
Meenu Jain	300,000*
Former Chief Financial Officer
All current executive officers as a group	5,300,000
All current directors who are not executive officers as a group	—
All employees, including current officers who are not executive officers, as a group	—

*	Upon Ms. Jain’s departure, only 75,000 options had vested. The unvested portion of the award was forfeited.

Equity Compensation Plan Information

The following table sets forth equity compensation plan information as of May 31, 2023:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders
2022 Equity Incentive Plan	5,375,000	$0.09	4,625,000
Total	5,375,000	$0.09	4,625,000

AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK, IN A RANGE OF NOT LESS THAN ONE-FOR-3 SHARES AND NOT MORE THAN ONE-FOR-25 SHARES.

General

On October 31, 2023, our Board approved the Reverse Stock Split Amendment to effect the Reverse Stock Split, at the direction of the Board, in a range of not less than one-for-3 shares and not more than one-for-25 shares. The Reverse Stock Split could be effected at any time prior to October 31, 2024, at the exact ratio to be set at a whole number within the above range as determined by the Board in its discretion. Further, the Board may, in its sole discretion, determine whether or not the Reverse Stock Split is effected and may choose to effect it, including immediately prior to or concurrently with our anticipated listing on the NYSE American.

The Company currently has authorized 450,000,000 shares of Common Stock. As of the Record Date, there were 117,076,949 shares issued and outstanding of Common Stock.

Purposes of the Reverse Stock Split

Satisfaction of Initial Listing Requirements of the NYSE American.

We have commenced the process of applying to list on the NYSE American. Our Board submitted the Reverse Stock Split to our stockholders for approval with the primary intent of increasing the price per share of our Common Stock to enhance our ability to meet the initial listing requirements of the NYSE American and to make our Common Stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests. There can be no assurance that we will complete our application to list, or that we will be accepted to list on the NYSE American.

We believe that the Reverse Stock Split will enhance our ability to obtain an initial listing on the NYSE American. The NYSE American requires, among other items, an initial bid price of least $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock because by condensing a number of pre-split shares into one (1) share of Common Stock, the market price of a post-split share should generally be greater than the current market price of a pre-split share. However, we cannot provide any assurance that, following the Reverse Stock Split, our minimum bid price would remain over the minimum bid price requirements of the NYSE American.

Increase Our Common Stock Price to a Level More Appealing for Investors.

We believe that the Reverse Stock Split could enhance the appeal of our Common Stock to the financial community, including institutional investors, and the general investing public. Because our Common Stock is not listed on a national securities exchange and presently trades at less than $1.00, trading in our Common Stock is subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by brokers or dealers in connection with any trades involving a stock defined as a “penny stock.” Because our Common Stock is presently classified as a “penny stock,” prior to effectuating any transaction in our Common Stock, a broker or dealer is required to make a suitability determination as to the proposed purchaser of our Common Stock and to receive a written agreement, meeting certain requirements. The additional burdens imposed upon brokers or dealers by such requirements may discourage brokers or dealers from effecting transactions in our Common Stock, which limits the market liquidity of our Common Stock and the ability of investors to trade our Common Stock.

We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore to have less third-party analysis of the company available to investors. We believe that the anticipated increased stock price immediately following and resulting from the Reverse Stock Split may encourage interest and trading in our Common Stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for our Common Stock than that which currently exists.

For the above reasons, the Board believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. However, there can be no assurances that the Reverse Stock Split will have the desired consequences.

We cannot assure you that all or any of the anticipated beneficial effects on the trading market for our Common Stock will occur. Our Board cannot predict with certainty what effect the Reverse Stock Split will have on the market price of our Common Stock, particularly over the longer term. Some investors may view the Reverse Stock Split negatively, which could result in a decrease in our market capitalization. Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares.

Effect of Reverse Stock Split on our Common Stock

How a Reverse Stock Split Will Affect Securityholders. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. No fractional shares shall be issued. In lieu of issuing fractional shares, we will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split an additional full share of our Common Stock. New shares will remain fully paid and non-assessable. The conversion provisions of our Series A Preferred Stock will also be proportionately adjusted in connection with the Reverse Stock Split.

Depending on the ratio for the Reverse Stock Split determined by the Board, a minimum of three (3) and a maximum of twenty-five (25) of existing shares of Common Stock will be combined into one (1) new share of Common Stock. The table below shows, as of the October 31, 2023, the number of outstanding shares of Common Stock that would result from the listed hypothetical Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Number of Outstanding Shares of Common Stock Following the Reverse Stock Split	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but not Outstanding or Reserved
1-for-3	39,025,650	1,541,667	409,432,684
1-for-10	11,707,695	462,500	437,829,805
1-for-15	7,805,130	308,333	441,886,537
1-for-20	5,853,848	231,250	443,914,903
1-for-25	4,683,078	185,000	445,131,922

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board.

Authorized Shares of Common Stock. The Reverse Stock Split will not reduce or otherwise affect the number of authorized shares of our capital stock.

Fractional Shares. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholders percentage ownership interests in our Company, except to the extent that the result of the Reverse Stock Split results in any of our stockholders owning a fractional share. If this occurs, the fractional shares will be rounded up to the next whole share, including fractional shares that are less than one (1) share. In addition, the Reverse Stock Split will not affect any stockholders percentage ownership or proportionate voting power. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.

Effect on Voting Rights of, and Dividends on, our Common Stock. Proportionate voting rights and other rights of the holders of our Common Stock would not be affected by the Reverse Stock Split. The percentage of outstanding shares owned by each stockholder prior to the split will remain the same, except for adjustment as a consequence of rounding up any fractional shares created by the Reverse Stock Split to the next whole share, which is discussed in more detail under “Fractional Shares,” above. For example, generally, a holder of two percent (2%) of the voting power of the outstanding shares of Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold two percent (2%) of the voting power of the outstanding shares of Common Stock after a Reverse Stock Split.

We have never paid any cash dividends on our Common Stock and we do not expect to pay cash dividends on our Common Stock in the foreseeable future. Any future determination to pay dividends on our Common Stock will be at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements, applicable restrictions in our Charter, applicable restrictions in our Bylaws, contractual limitations, and other factors that our Board deems relevant. Therefore, we do not believe that a Reverse Stock Split would have any effect with respect to future distributions, if any, to our stockholders.

Effect on Registered and Beneficial Stockholders. Upon the consummation of the Reverse Stock Split, we intend to treat stockholders holding stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders, holding the stock in “street name.” However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered “Book-entry” Stockholder. Our registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of the stock. These stockholders are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold shares in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares. A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Effect on Registered Certificated Shares. Some of our registered stockholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you do not need to take any action to exchange your stock certificate. Stockholders may continue to make sales or transfers using their old stock certificates. On request, we will issue new certificates to anyone who holds old stock certificates in exchange therefor. Any request for new certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

Effect on Liquidity. The decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Stock Split may decrease the liquidity in our Common Stock if the anticipated beneficial effects on the trading market for our Common Stock do not occur. See “Purposes of the Reverse Stock Split,” above.

Potential Anti-Takeover Effect. If the Reverse Stock Split is effected, the increased proportion of authorized but unissued shares of our Common Stock to issued and outstanding shares thereof could, under certain circumstances, have an anti-takeover effect. For example, such a change could permit future issuances of our Common Stock that would dilute the stock ownership of a person seeking to effect a change in composition of our Board or contemplating a tender offer or other transaction for the combination of our Company with another entity. The Reverse Stock Split, however, is not being brought forth in response to any effort of which we are aware to accumulate shares of our Common Stock or to obtain control of us.

Effective Date of the Reverse Stock Split. If effected by the Board, the Reverse Stock Split Amendment, will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, in substantially the form as attached hereto as Appendix D, which we anticipate will be effected in connection with our proposed listing on the NYSE American. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Certificate of Amendment, our Board, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Reverse Stock Split.

No Going Private Transaction. Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The Company not sought, and will not seek, a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split. The Company believes, however, that because the Reverse Stock Split is not part of a plan to increase any stockholder’s proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split will have the following federal income tax effects on each holder of our Common Stock and Series A Preferred Stock:

1.	The holder should not recognize any gain or loss for U.S. federal income tax purposes (except with respect to cash, if any, received in lieu of a fractional share of common stock);

2.	The holder’s aggregate tax basis in the stock received pursuant to the Reverse Stock Split, including any fractional share of stock not actually received, should be equal to the aggregate tax basis of such holder’s stock surrendered in exchange therefor;

3.	The holder’s holding period for the stock received pursuant to the Reverse Stock Split, including any fractional share of The stock not actually received, should include such holder’s holding period for the stock surrendered in exchange therefor;

4.	Cash payments received by the holder for a fractional share of stock generally should be treated as if such fractional share had been issued pursuant to the Reverse Stock Split and then sold by such holder, and such holder generally should recognize capital gain or loss with respect to such payment, measured by the difference between the amount of cash received and such holder’s tax basis in such fractional share;

5.	Any such capital gain or loss should be treated as a long-term or short-term capital gain or loss based on such holder’s holding period in such fractional share; and

6.	The Company should not recognize gain or loss solely as a result of the Reverse Stock Split.

The above summary does not discuss any state, local, foreign or other tax consequences of the Reverse Stock Split. It is for general information only and does not discuss consequences which may apply to special classes of taxpayers. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Accordingly, each holder of our Common Stock or Series A Preferred Stock should consult his, her or its tax advisor with respect to the particular tax consequences of the Reverse Stock Split to such holder.

Accounting Consequences and Effect on Registration of Common Stock Under the Exchange Act

The par value of our Common Stock would remain unchanged at $0.0001 per share after the Reverse Stock Split. However, the Common Stock as designated on our balance sheet would be adjusted downward in respect of the shares of the new Common Stock to be issued in the Reverse Stock Split such that the Common Stock would become an amount equal to the aggregate par value of the shares of new Common Stock being issued in the Reverse Stock Split, and that the additional paid in capital as designated on our balance sheet would be increased by an amount equal to the amount by which the Common Stock was decreased. Additionally, net income (loss) per share would increase proportionately as a result of the Reverse Stock Split since there will be a lower number of shares outstanding.

Our Common Stock is currently registered under the Exchange Act. If the Reverse Stock Split is effected prior to our anticipated listing on the NYSE American, it would not affect the registration of our Common Stock under the Exchange Act. After the Reverse Stock Split, our Common Stock would continue to be quoted on the OTCQB under the symbol “RVIV”. If the Reverse Stock Split is effected concurrently with our anticipated listing on the NYSE American, our Common Stock would be registered under Section 12(b) under the Exchange Act and listed on the NYSE American. After the Reverse Stock Split is effected and we are listed on the NYSE American, our Common Stock would be quoted on the NYSE American under a new, to be determined, symbol.

AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND OUR BYLAWS TO INCREASE THE SIZE OF OUR BOARD CREATE THREE (3) CLASSES OF DIRECTORSHIPS.

General

On October 31, 2023, in connection with our anticipated listing on the NYSE American, our Board approved the Classified Board Amendment to increase the size of our Board to three members and to create three (3) classes of directorships of our Board. On October 31, 2023, the Consenting Stockholders, acting by written consent, approved the Classified Board Amendment. The Board will have the discretion to implement the Classified Board Amendment or to not effect the Classified Board Amendment at all. The Board currently intends to effect the Classified Board Amendment in connection with our anticipated listing on the NYSE American at a date at least twenty (20) calendar days after the date that the enclosed Information Statement is filed and mailed to our stockholders of record on the Record Date. The Board may choose to effect the Classified Board Amendment immediately prior to or concurrently with our anticipated listing on the NYSE American. Additionally, the Board reserves the right to effect the Classified Board Amendment even if we are not listed on the NYSE American.

If effected by the Board, the Classified Board Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, in substantially the form as attached hereto as Appendix E, which will occur as soon as reasonably practical. Additionally, a corresponding amendment will be made to our Bylaws, in substantially the form as attached hereto as Appendix E.

Purposes and Effects of the Classified Board Amendment

We believe the Classified Board Amendment promotes greater stability and better focus on long-term strategy for our Company. By creating three (3) distinct classes of directors on our Board, we believe we will be able to better attract and retain well-qualified individuals to commit the necessary time and resources to understand the Company, its business affairs and operations.

Pursuant to Section 141(d) of the DGCL, stockholders may, by amendment to the Certificate of Incorporation or by a Bylaw adopted by a vote of the stockholders, divide the directors of any Delaware corporation, including the Company, into one, two or three classes.

The Board and the Consenting Stockholders have approved the Classified Board Amendment, which establishes classified board of directors. The Board shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the extra directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.

In the event of any increase or decrease in the authorized number of directors: (a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his or her current term, or his or her prior death, resignation or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board to such class or classes as shall, so far as possible, bring the number of directors in the respective classes into conformity with the formula described above, as applied to the new authorized number of directors

Each director shall continue in office until the next annual meeting at which such director’s class stands for election and his successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal from office.

Potential Anti-Takeover Effect. Upon effectiveness of the Classified Board Amendment, it will take at least two (2) annual meetings of our stockholders for a majority of our issued and outstanding shares of Common Stock to effect a change of control of the Board because only a minority of the Board will be elected at each meeting. This delay is designed to reduce the vulnerability of the Company to unsolicited takeover attempts and attempts to compel the Company’s restructuring or otherwise force it into an extraordinary transaction. The Board believes that this delay also serves the best interests of the Company and its Stockholders by encouraging potential acquirors to negotiate with the Board rather than act unilaterally. Without the ability to obtain control of the Board quickly, an unsolicited takeover bidder may be incapable of taking action necessary to remove other impediments to its acquisition of the Company, even if that takeover bidder were to acquire a majority of our outstanding shares of Common Stock. This situation may discourage unsolicited tender offers, perhaps including some tender offers that Stockholders would conclude to be in their best interests if made. The Classified Board Amendment, however, is not being brought forth in response to any effort of which we are aware to accumulate shares of our Common Stock or to obtain control of us.

The Classified Board Amendments that amend the Company’s Bylaws also establish procedures for our stockholders to provide us with advance notice nominations of directors and proposals for matters they intend to bring up at a stockholder meeting. Any stockholder wishing to nominate a candidate for election as a director or make a proposal for new business at a stockholder meeting must submit written notice not less than thirty (30) or more than sixty (60) days in advance of the meeting. This advance notice requirement may give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if the stockholders believe such nominees or proposals are in their interests. These provisions may discourage persons from bringing up matters disclosed in the proxy materials furnished to the stockholders and could inhibit the ability of stockholders to bring up new business in response to recent developments.

AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND OUR BYLAWS TO VEST THE BOARD WITH AUTHORITY TO MAKE, REPEAL, ALTER, AMEND OR RESCIND ANY OR ALL OF THE BYLAWS AND TO AMEND THE BYLAWS TO ADD A PROVISION RELATING TO NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

General

On October 31, 2023, our Board approved the Bylaws Amendment to vest the Board with authority to make, repeal, alter, amend or rescind any or all of the Bylaws and to amend the Bylaws to add a provision relating to notice of stockholder business and nominations. On October 31, 2023, the Consenting Stockholders, acting by written consent, approved the Bylaws Amendment. The Board will have the discretion to implement the Bylaws Amendment or to not effect the Bylaws Amendment at all. The Board currently intends to effect the Bylaws Amendment as soon as practicable at a date at least twenty (20) days after the date that the enclosed Information Statement is filed and mailed to our stockholders of record on the Record Date.

If effected by the Board, the Bylaws Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, in substantially the form as attached hereto as Appendix F, which will occur as soon as reasonably practical. Additionally, a corresponding amendment will be made to our Bylaws, in substantially the form as attached hereto as Appendix F.

Purposes and Effects of the Bylaws Amendment

We believe that the Bylaws Amendment will clarify and confirm the Board’s authority to make, alter, or repel the Bylaws, in whole or in part. Additionally, we believe the Bylaws Amendment will provide clarity into how a stockholder may nominate a director or make a proposal and requirements for annual meetings of stockholders and special meetings of stockholders. After the Bylaws Amendment is effected, our stockholders will have clearly defined processes for stockholder meetings and nominations.

The Bylaws Amendment is not being brought forth in response to any effort of which we are aware to accumulate shares of our Common Stock or to obtain control of us.

 \EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last two fiscal years ended May 31, 2023, and 2022, to our named executive officers (each, an “NEO”), who for the fiscal year ended May 31, 2023 were Jeff Toghraie, our Chief Executive Officer and Chairman (Principal Executive Officer), Jeff Brown, our Chief Operating Officer, Monica Diaz Brickell, our Chief Financial Officer, and Meenu Jain, our former Chief Financial Officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Jeff Toghraie	2022	—	—	—	279,000	—	—	—	279,000
Chief Executive Officer and Chairman of the Board	2023	—	—	—	—	—	—	—	—

Jeff Brown	2022	50,000	—	—	198,000	—	—	—	248,000
Chief Operating Officer	2023	98,000	35,000	—	—	—	—	—	133,000

Meenu Jain(2)	2023	81,667	—	—	15,000	—	—	—	96,667
Former Chief Financial Officer

Monica Diaz Brickell(3)	2023	17,500	—	—	—	—	—	—	17,500
Chief Financial Officer

(1)	The value of option awards in this table represents the fair value of such awards granted or modified during the fiscal year, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used to determine the valuation of the awards are discussed in Note 10—Stockholders’ Equity to our financial statements included herein.
(2)	Ms. Jain became our Chief Financial Officer on November 1, 2022 and resigned as our Chief Financial Officer on April 21, 2023.
(3)	Ms. Diaz Brickell became our Chief Financial Officer on April 24, 2023.

Our Chief Executive Officer, Jeff Toghraie, and our Chief Operating Officer, Jeff Brown, did not have formal employment agreements with the Company in place as of May 31, 2023. Mr. Toghraie is entitled to an annual performance bonus, health benefits and equity awards at the discretion of the Board. Mr. Brown receives a base salary of $98,000 per year and is entitled to annual performance bonus, paid vacation, optional health benefits and equity awards at the discretion of the Board.

Monica Diaz Brickell joined the Company as Chief Financial Officer in April 2023. Per her agreement with the Company, she receives a base salary of $140,000 per year and is entitled to paid vacation and optional health benefits.

We did not pay any compensation to our non-employee director during the fiscal years ended May 31, 2023 and 2022.

As of May 31, 2023, we did not have any retirement, pension, or profit- sharing plans for the benefit of our executive officers and directors.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards held by the named executive officers as of May 31, 2023:

		Option Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Jeff Toghraie	5/10/2022	1,550,000		1,550,000	(1)	0.09	4/20/2032
Jeff Brown	5/10/2022	1,100,000		1,100,000	(1)	0.09	4/20/2032
Meenu Jain	11/01/2022	75,000	(2)	—		0.20	11/1/2032

(1)	These options vest and become exercisable over time, with 25% of the options vesting on September 1, 2022 and thereafter vesting 1/24th on the 1st of every month.
(2)	These options vested and become exercisable over time, with 75,000 vesting on February 1, 2023 and the remaining 225,000 options associated with this grant were forfeited on April 21, 2023 when the former executive resigned from the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of October 31, 2023, concerning beneficial ownership of our Common Stock held by (1) each person or entity known by us to beneficially own more than five percent (5%) of any class of our voting securities, (2) each of our directors, (3) each of our executive officers, and (4) all of our current directors and executive officers as a group. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Percentages are calculated based on 117,076,949 shares of our Common Stock issued and outstanding on October 31, 2023. The address for our officers and directors is c/o Reviv3 Procare Company, 901 Fremont Avenue, Unit 158, Alhambra, California 91083.

Title of Class	Name/Position	Beneficial Ownership		Percentage of Class(1)
	Executive Officers:
Common	Jeff Toghraie (2)	52,662,125	(4)	44.1%
Common	Jeff Brown	1,884,095	(5)	1.6%
Common	Monica Diaz Brickell	—		*
Common	Meenu Jain (3)	325,000	(6)	*
	Directors:
Common	Nancy Hundt	45,455		*
	All Executive Officers and Directors as a group (six persons)	55,490,513	(7)	45.9%
	5% Stockholders:
Common	Shircoo, Inc.	11,685,000	(8)	9.9%
Common	Intrepid Global Advisors, Inc.	50,434,000	(9)	43.1%
Common	Don Frank Nathaniel Vasquez	25,525,004	(10)	21.8%

(1)	The amounts reported by each person are as of October 31, 2023, with percentages based on 117,076,949 shares issued and outstanding as of that date, except where the person has the right to receive shares within the next sixty (60) days (as indicated in the other footnotes to this table), which would increase the number of shares owned by such person and the number of shares outstanding. “Beneficial ownership” is deemed to include shares for which a person, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the person’s benefit, and includes shares that may be acquired within sixty (60) days, including the right to acquire shares by the exercise of options. Shares that may be acquired within sixty (60) days by the exercise of options are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the other footnotes to this table, each stockholder named in the table has sole voting and sole dispositive power over all of the shares shown in the table.
(2)	Mr. Toghraie is also the Chairman of the Board.
(3)	Ms. Jain resigned as our Chief Financial Officer on April 21, 2023.
(4)	Includes (i) 2,228,125 shares of common stock underlying stock options that are presently exercisable within sixty (60) days of October 31, 2023, (ii) 24,934,000 shares held directly by Intrepid Global Advisors, Inc. (“Intrepid”) and (iii) 25,500,000 shares held directly by Don Frank Nathaniel Vasquez over which Intrepid has voting power pursuant to a Voting Agreement and Irrevocable Proxy, dated as of October 17, 2023, among Intrepid and Mr. Vasquez (the “Voting Agreement”). Mr. Togharie is the managing director of Intrepid and shares voting and investment power over the shares held by Intrepid.
(5)	Includes 1,581,250 shares of common stock underlying stock options that are presently exercisable within sixty (60) days of October 31, 2023.
(6)	Includes (i) 250,000 shares of common stock held by the Jain Family Trust and (ii) 75,000 shares of common stock underlying stock options that are presently exercisable.
(7)	Includes 3,809,375 shares of common stock underlying stock options that are presently exercisable within sixty (60) days of October 31, 2023.
(8)	Shircoo, Inc.’s address is 2350 E. Allview Terrace, Los Angeles, CA 90068.
(9)	Includes (i) 24,934,000 shares held directly by Intrepid and (ii) 25,500,000 shares held directly by Don Frank Nathaniel Vasquez over which Intrepid has voting power pursuant to the Voting Agreement. Mr. Toghraie is the is the managing director of Intrepid. Intrepid’s address is 355 S. Grand Avenue, Suite 2450, Los Angeles, CA, 90071.
(10)	Mr. Vasquez’s business address is 4700 Summerville Ln., Prosper, Texas, 75078. Intrepid and Mr. Vasquez share voting power with respect to 25,500,000 shares held by Mr. Vasquez pursuant to the Voting Agreement.

NO DISSENTER’S RIGHTS

Under the DGCL, stockholders are not entitled to dissenter’s rights of appraisal with respect to the Corporate Actions.

PROPOSALS BY SECURITY HOLDERS

No stockholder has requested us to include any proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No executive officer or director, or any associate of such person, has any substantial interest in the matters acted upon by our Board and the Consenting Stockholders, other than in his or her role as executive officer or director and their respective ownership of shares of Common Stock.

ADDITIONAL INFORMATION

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information with the SEC. Our filings with the SEC are available on the SEC’s website at www.sec.gov. We also maintain a website at reviveprocare.com and www.goaxil.com. We make available, free of charge, in the Investor Relations section of our website, documents we file with or furnish to the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports. We make this information available as soon as reasonably practicable after we electronically file such materials with, or furnish such information to, the SEC. The information found on our website is not part of this or any other report we file with, or furnish to, the SEC. Copies of such documents are available in print at no charge to any stockholder who makes a request. Such requests should be made to our corporate secretary at our corporate headquarters, 901 Fremont Avenue, Unit 158, Alhambra, California, 91803.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we received contrary instructions from one or more of the stockholders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the document was delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by sending a written request to us at our corporate headquarters at 901 Fremont Avenue, Unit 158, Alhambra, California, 91803, or by calling us at (888) 638-8883. A stockholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS
OF REVIV3 PROCARE COMPANY,

/s/ Jeff Toghraie
Jeff Toghraie
Chief Executive Officer and Chairman of the Board of Directors

APPENDIX A

Name Change Amendment

CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
REVIV3 PROCARE COMPANY

REVIV3 PROCARE COMPANY (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.	This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 9, 2015, as amended by that Certificate of Amendment filed on June 13, 2022 (the “Certificate of Incorporation”).

2.	Article I of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“The name of this corporation is AXIL Brands, Inc. (the “Corporation”).”

3.	Pursuant to Section 242 of the DGCL, the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon has duly approved, the amendment to the Certificate of Incorporation set forth in this Certificate of Amendment.

4.	This Certificate of Amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

5.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned duly authorized officer this [__] day of [_____], 2023.

REVIV3 PROCARE COMPANY

Name: Jeff Toghraie
Title: Chief Executive Officer

APPENDIX B

Reviv3 Procare Company 2022 Equity Incentive Plan

ARTICLE I.

PREAMBLE

1.1.       This 2022 Equity Incentive Plan of REVIV3 PROCARE CO. (the “Company”) is intended to secure for the Company and its Affiliates the benefits arising from ownership of the Company’s Common Stock by the Employees, Officers, Directors and Consultants of the Company and its Affiliates, all of whom are and will be responsible for the Company’s future growth. The Plan is designed to help attract and retain for the Company and its Affiliates personnel of superior ability for positions of exceptional responsibility, to reward Employees, Officers, Directors and Consultants for their services and to motivate such individuals through added incentives to further contribute to the success of the Company and its Affiliates. With respect to persons subject to Section 16 of the Act, transactions under this Plan are intended to satisfy the requirements of Rule 16b-3 of the Act.

1.2.       Awards under the Plan may be made to an Eligible Person in the form of (i) Incentive Stock Options (to Eligible Employees only); (ii) Nonqualified Stock Options; (iii) Restricted Stock; (iv) Stock Awards; (v) Performance Shares; or (vi) any combination of the foregoing.

1.3.       The Company’s Board of Directors adopted the Plan on March 21, 2022, subject to stockholder approval (the “Adoption Date”). This Plan shall be subject to stockholder approval and shall not become effective until approved by stockholders. The date of such stockholder approval shall be defined as the “Effective Date”. Stockholder approval is to be obtained in accordance with the Company’s Articles of Incorporation and Bylaws, each as amended, and Applicable Laws. Unless sooner terminated as provided elsewhere in this Plan, this Plan shall terminate upon the close of business on the day next preceding the tenth (10th) anniversary of the Adoption Date. Award Agreements outstanding on such date shall continue to have force and effect in accordance with the provisions thereof.

1.4.       The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

1.5.       Capitalized terms shall have the meaning provided in ARTICLE II unless otherwise provided in this Plan or any related Award Agreement.

ARTICLE II.

DEFINITIONS

DEFINITIONS. Except where the context otherwise indicates, the following definitions apply:

2.1.       “Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.2.       “Adoption Date” has the meaning given to such term in Section 1.3.

2.3.       “Administrator” means the Board or a Committee.

2.4.       “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereinafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

2.5.       “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal, state or local laws, any Stock Exchange rules or regulations and the applicable laws, rules or regulations of any other country or jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as such laws, rules and regulations shall be in effect from time to time.

2.6.       “Available Shares” means the sum of (i) Ten Million Shares (10,000,000) shares of Common Stock, and (ii) an annual increase on April 1st of each calendar year, beginning in 2022 and ending in 2031 (each a “Date of Determination”), in each case subject to the approval and determination of the Administrator on or prior to the applicable Date of Determination, equal to the lesser of (A) four percent (4%) of the total shares of Common Stock of the Company outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the Administrator (the “Share Limit”). Notwithstanding the foregoing, shares added to the Available Shares by the Share Limit are available for issuance as Incentive Stock Options only to the extent that making such shares available for issuance as Incentive Stock Options would not cause any Incentive Stock Option to cease to qualify as such. In the event that the Administrator shall not take action to affirmatively approve an increase in the Share Limit on or prior to the applicable Date of Determination, the Share Limit and Available Shares, shall remain at such level as they were prior to such applicable Date of Determination. For clarity, the Available Shares is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan.

2.7.       “Award” means an award granted to a Participant in accordance with the provisions of the Plan, including, but not limited to, Stock Options, Restricted Stock, Stock Awards, Performance Shares, or any combination of the foregoing.

2.8.       “Award Agreement” means the separate written agreement evidencing each Award granted to a Participant under the Plan.

2.9.       “Board of Directors” or “Board” means the Board of Directors of the Company, as constituted from time to time.

2.10.       “Bylaws” means the Company’s Bylaws as amended and restated from time to time.

2.11.       “Change of Control” means (i) the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Company) of substantially all the assets of the Company; or (iii) in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Company’s voting capital stock by any person within the meaning of Rule 13d-3 under the Act (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company).

2.12.       “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

2.13.       “Committee” means a committee of two or more members of the Board appointed by the Board in accordance with Section 3.2 of the Plan. In the event the Company has not designated a Committee pursuant to Section 3.2 of the Plan, “Committee” shall refer to the Compensation Committee of the Company (in the event the Compensation Committee exists and has authority to administer the Plan), if any, or the Board of Directors of the Company.

2.14.       “Common Stock” means the Company’s common stock.

2.15.       “Company” means REVIV3 PROCARE CO., a Delaware corporation.

2.16.       “Consultant” means any person, including an advisor engaged by the Company or an Affiliate to render bona fide consulting or advisory services to the Company or an Affiliate, other than as an Employee, Director or Non-Employee Director.

2.17.       “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant (unless otherwise provided for in the applicable Award Agreement), as determined by the Administrator in good faith and subject to Applicable Laws. Subject to Applicable Laws, the Administrator shall determine whether a leave of absence, or absence in military or government service, shall constitute an interruption of Continuous Service Status; provided, however, that, (i) if an Employee is holding an Incentive Stock Option and such leave exceeds 3 months, then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the 1st day following such 3-month period, and the Incentive Stock Option shall thereafter automatically become a Nonqualified Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy, and (ii) the Administrator shall not have any such discretion to the extent that the grant of such discretion would cause any tax to become due under Section 409A of the Code. Also, Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its subsidiaries or Affiliates, or their respective successors.

2.18.       “Director” means a member of the Board of Directors of the Company.

2.19.       “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

2.20.       “Effective Date” shall be the date set forth in Section 1.3 of the Plan.

2.21.       “Eligible Employee” means an Eligible Person who is an Employee of the Company or any Affiliate.

2.22.       “Eligible Person” means any Employee, Officer, Director, Non-Employee Director or Consultant of the Company or any Affiliate, except for instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities, subject to any other limitations as may be provided by the Code, the Act, or the Administrator. In making such determinations, the Administrator may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Administrator in its discretion shall deem relevant.

2.23.       “Employee” means an individual who is a common-law employee of the Company or an Affiliate including employment as an Officer. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.24.       “ERISA” means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

2.25.       “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

2.25.1       If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NYSE American, Nasdaq National Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

2.25.2       If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported for the date in question, or the Common Stock is quoted on an over-the-counter market, the Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

2.25.3       In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

2.25.4       The Administrator also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award(s) (for example, and without limitation, the Administrator may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

2.26.       “Grant Date” means, as to any Award, the latest of:

2.26.1       the date on which the Administrator authorizes the grant of the Award; or

2.26.2       the date the Participant receiving the Award becomes an Employee or a Director of the Company or its Affiliate, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or

2.26.3       such other date (later than the dates described in 2.25.1 and 2.25.2 above) as the Administrator may designate and as set forth in the Participant’s Award Agreement.

2.27.       “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

2.28.       “Incentive Stock Option” means a Stock Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and is granted under ARTICLE IV of the Plan and designated as an Incentive Stock Option in a Participant’s Award Agreement.

2.29.       “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Act.

2.30.       “Nonqualified Stock Option” means a Stock Option not intended to qualify as an Incentive Stock Option and is not so designated in the Participant’s Award Agreement.

2.31.       “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Act.

2.32.       “Option Period” means the period during which a Stock Option may be exercised from time to time, as established by the Administrator and set forth in the Award Agreement for each Participant who is granted a Stock Option.

2.33.       “Option Price” means the purchase price for a share of Common Stock subject to purchase pursuant to a Stock Option, as established by the Administrator and set forth in the Award Agreement for each Participant who is granted a Stock Option.

2.34.       “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

2.35.       “Participant” means an Eligible Person to whom an Award has been granted and who has entered into an Award Agreement evidencing the Award or, if applicable, such other person who holds an outstanding Award.

2.36.       “Performance Objectives” shall have the meaning set forth in ARTICLE IX of the Plan.

2.37.       “Performance Period” shall have the meaning set forth in ARTICLE IX of the Plan.

2.38.       “Performance Share” means an Award under ARTICLE IX of the Plan of a unit valued by reference to the Common Stock, the payout of which is subject to achievement of such Performance Objectives, measured during one or more Performance Periods, as the Administrator, in its sole discretion, shall establish at the time of such Award and set forth in a Participant’s Award Agreement.

2.39.       “Plan” means this REVIV3 PROCARE CO. 2022 Equity Incentive Plan, as it may be amended from time to time.

2.40.       “Reporting Person” means a person required to file reports under Section 16(a) of the Act.

2.41.       “Restricted Stock” means an Award under ARTICLE VII of the Plan of shares of Common Stock that are at the time of the Award subject to restrictions or limitations as to the Participant’s ability to sell, transfer, pledge or assign such shares, which restrictions or limitations may lapse separately or in combination at such time or times, in installments or otherwise, as the Administrator, in its sole discretion, shall determine at the time of such Award and set forth in a Participant’s Award Agreement.

2.42.       “Restriction Period” means the period commencing on the Grant Date with respect to such shares of Restricted Stock and ending on such date as the Administrator, in its sole discretion, shall establish and set forth in a Participant’s Award Agreement.

2.43.       “Retirement” means retirement as determined under procedures established by the Administrator or in any Award, as set forth in a Participant’s Award Agreement.

2.44.       “Rule 16b-3” means Rule 16b-3 promulgated under the Act or any successor to Rule 16b-3, as in effect from time to time. Those provisions of the Plan which make express reference to Rule 16b-3, or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to a Reporting Person.

2.45.       “Shares” means shares of Common Stock issued in connection with Awards granted under this Plan, including, where applicable, upon exercise of Stock Options granted under this Plan.

2.46.       “Share Limit” has the meaning given to such term under the definition of Available Shares, above.

2.47.       “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time, and shall initially mean the NYSE American.

2.48.       “Stock Award” means an Award of shares of Common Stock under ARTICLE VIII of the Plan.

2.49.       “Stock Option” means an Award under ARTICLE IV or ARTICLE V of the Plan of an option to purchase Common Stock. A Stock Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

2.50.       “Ten Percent Stockholder” means an individual who owns (or is deemed to own pursuant to Section 424(d) of the Code), at the time of grant, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Affiliates.

2.51.       “Termination of Service” means (i) in the case of an Eligible Employee, the discontinuance of employment of such Participant with the Company or its Subsidiaries for any reason other than a transfer to another member of the group consisting of the Company and its Affiliates and (ii) in the case of a Director who is not an Employee of the Company or any Affiliate, the date such Participant ceases to serve as a Director. The determination of whether a Participant has discontinued service shall be made by the Administrator in its sole discretion. In determining whether a Termination of Service has occurred, the Administrator may provide that service as a Consultant or service with a business enterprise in which the Company has a significant ownership interest shall be treated as employment with the Company.

ARTICLE III.

ADMINISTRATION

3.1.       The Plan shall be administered by the Administrator and shall be administered, to the extent applicable, in accordance with Rule 16b-3. The Administrator shall have the exclusive right to interpret and construe the Plan, to select the Eligible Persons who shall receive an Award, and to act in all matters pertaining to the grant of an Award and the determination and interpretation of the provisions of the related Award Agreement, including, without limitation, the determination of the number of shares subject to Stock Options and the Option Period(s) and Option Price(s) thereof, the number of shares of Restricted Stock or shares subject to Stock Awards or Performance Shares subject to an Award, the vesting periods (if any) and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. The Administrator may adopt, establish, amend and rescind such rules, regulations and procedures as it may deem appropriate for the proper administration of the Plan, make all other determinations which are, in the Administrator’s judgment, necessary or desirable for the proper administration of the Plan, amend the Plan or a Stock Award as provided in ARTICLE XI, and terminate or suspend the Plan as provided in ARTICLE XI. All acts, determinations and decisions of the Administrator made or taken pursuant to the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan or any Award Agreement, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all persons. On or after the date of grant of an Award under the Plan, the Administrator may (i) accelerate the date on which any such Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any such Award may remain outstanding, or (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Award; provided, that the Administrator shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code.

3.2.       The Administrator may, to the full extent permitted by and consistent with Applicable Law and the Company’s Bylaws, and subject to Subparagraph 3.2.1 herein below, delegate any or all of its powers with respect to the administration of the Plan to the Company’s Compensation Committee (if applicable) or another Committee of the Company consisting of not fewer than two members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a Non-Employee Director and as an Outside Director.

3.2.1       If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Administrator as set forth herein, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Administrator shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not consistent with the provisions of the Plan, as may be adopted from time to time by the Board.

3.2.2       The Board may abolish the Committee at any time and reassume all powers and authority previously delegated to the Committee.

3.2.3       In addition to, and not in limitation of, the right of Administrator, the full Board of Directors and/or the Company’s Compensation Committee, if applicable, may from time to time grant Awards to Eligible Persons pursuant to the terms and conditions of this Plan, subject to the requirements of the Code, Rule 16b-3 under the Act or any other Applicable Law, rule or regulation. In connection with any such grants, the Board of Directors and/or the Company’s Compensation Committee, if applicable, shall have all of the power and authority of the Administrator to determine the Eligible Persons to whom such Awards shall be granted and the other terms and conditions of such Awards.

3.3.       Without limiting the provisions of this ARTICLE I, and subject to the provisions of ARTICLE X, the Administrator is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Participants and to the Company, with respect to an outstanding Award in the event of a Change of Control as described in ARTICLE X or other similar event. Such action may include, but shall not be limited to, establishing, amending or waiving the form, terms, conditions and duration of an Award and the related Award Agreement, so as to provide for earlier, later, extended or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, an accelerated release of restrictions or other modifications. The Administrator may take such actions pursuant to this Section 3.3 by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in an Award and the related Award Agreement, or by taking action with respect to individual Participants from time to time. In the event any Award is not evidenced by a written Award Agreement, such Award shall be governed by the terms of this Plan and the terms and conditions of the grant of the Award as evidenced by the minutes of the Board (or any authorized Committee thereof). For the sake of clarity, the failure of the Company to document an Award by way of a written Award Agreement shall not affect the validity of such Award.

3.4.       Subject to the provisions of Section 3.9 and this Section 3.4, the maximum aggregate number of shares of Common Stock which may be issued pursuant to Awards under the Plan shall be the Available Shares. Such shares of Common Stock shall be made available from authorized and unissued shares of the Company.

3.4.1       For all purposes under the Plan, each Performance Share awarded shall be counted as one share of Common Stock subject to an Award.

3.4.2       If, for any reason, any shares of Common Stock (including shares of Common Stock subject to Performance Shares) that have been awarded or are subject to issuance or purchase pursuant to Awards outstanding under the Plan are not delivered or purchased, or are reacquired by the Company, for any reason, including but not limited to a forfeiture of Restricted Stock or failure to earn Performance Shares or the termination, expiration or cancellation of a Stock Option, or any other termination of an Award without payment being made in the form of shares of Common Stock (whether or not Restricted Stock), such shares of Common Stock shall not be charged against the aggregate number of shares of Common Stock available for Award under the Plan and shall again be available for Awards under the Plan. In no event, however, may Common Stock that is surrendered or withheld to pay the exercise price of a Stock Option or to satisfy tax withholding requirements be available for future grants under the Plan.

3.4.3       For purposes of clarifying the preceding paragraph, shares of Common Stock covered by Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan. In addition, shares of Common Stock related to Awards that expire, are forfeited or cancelled or terminate for any reason without the issuance of shares shall not be treated as issued pursuant to the Plan.

3.4.4       The foregoing subsections 3.4.1 and 3.4.2 of this Section 3.4 shall be subject to any limitations provided by the Code or by Rule 16b-3 under the Act or by any other Applicable Law, rule or regulation.

3.5.       Each Award granted under the Plan shall be evidenced by a written Award Agreement, which shall be subject to and shall incorporate (by reference or otherwise) the applicable terms and conditions of the Plan and shall include any other terms and conditions (not inconsistent with the Plan) required by the Administrator. In the event any Award is not evidenced by a written Award Agreement, such Award shall be governed by the terms of this Plan and the terms and conditions of the grant of the Award as evidenced by the minutes of the Administrator (or any authorized Committee thereof). For the sake of clarity, the failure of the Company to document an Award by way of a written Award Agreement shall not affect the validity of such Award.

3.6.       In the event the Plan and/or the Common Stock issuable in connection with Awards hereunder are registered with the Securities Exchange Commission (the “SEC”) under the Act, no free-trading shares of Common Stock shall be issuable by the Company under the Plan and pursuant to such registration statement, (a) except to natural persons (as such term is interpreted by the SEC); (b) in connection with services associated with the offer or sale of securities in a capital-raising transaction; or (c) where the services directly or indirectly promote or maintain a market for the Company’s securities.

3.7.       The Administrator may require any Participant acquiring shares of Common Stock pursuant to any Award under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares of Common Stock for investment purposes and without a view to resale or distribution thereof. Shares of Common Stock issued and delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any Stock Exchange upon which the Common Stock is then listed and any applicable federal or state laws, and the Administrator may cause a legend or legends to be placed on the certificate or certificates representing any such shares to make appropriate reference to any such restrictions. In making such determination, the Administrator may rely upon an opinion of counsel for the Company.

3.8.       Except as otherwise expressly provided in the Plan or in an Award Agreement with respect to an Award, no Participant shall have any right as a stockholder of the Company with respect to any shares of Common Stock subject to such Participant’s Award except to the extent that, and until, one or more certificates representing such shares of Common Stock shall have been delivered to the Participant. No shares shall be required to be issued, and no certificates shall be required to be delivered, under the Plan unless and until all of the terms and conditions applicable to such Award shall have, in the sole discretion of the Administrator, been satisfied in full and any restrictions shall have lapsed in full, and unless and until all of the requirements of law and of all regulatory bodies having jurisdiction over the offer and sale, or issuance and delivery, of the shares shall have been fully complied with.

3.9.       The total amount of shares with respect to which Awards may be granted under the Plan, the Share Limit, the ISO Limit and rights of outstanding Awards (both as to the number of shares subject to the outstanding Awards and the Option Price(s) or other purchase price(s) of such shares, as applicable) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Company resulting from payment of a stock dividend on the Common Stock, a stock split or subdivision or combination of shares of the Common Stock, or a reorganization or reclassification of the Common Stock, or any other change in the structure of shares of the Common Stock. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Administrator in its sole discretion. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to an Award. All adjustments made as a result of the foregoing in respect of each Incentive Stock Option shall be made so that such Incentive Stock Option shall continue to be an Incentive Stock Option, as defined in Section 422 of the Code.

3.10.       No director or person acting pursuant to authority delegated by the Administrator shall be liable for any action or determination under the Plan made in good faith. The members of the Administrator shall be entitled to indemnification by the Company in the manner and to the extent set forth in the Company’s Articles of Incorporation, as amended, Bylaws or as otherwise provided from time to time regarding indemnification of Directors.

3.11.       The Administrator shall be authorized to make adjustments in any performance based criteria or in the other terms and conditions of outstanding Awards in recognition of unusual or nonrecurring events affecting the Company (or any Affiliate, if applicable) or its financial statements or changes in Applicable Laws, regulations or accounting principles. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem necessary or desirable to reflect any such adjustment. In the event the Company (or any Affiliate, if applicable) shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Administrator may, in its sole discretion, make such adjustments in the terms of outstanding Awards under the Plan as it shall deem appropriate.

3.12.       Subject to the express provisions of the Plan, the Administrator shall have full power and authority to determine whether, to what extent and under what circumstances any outstanding Award shall be terminated, canceled, forfeited or suspended. Notwithstanding the foregoing or any other provision of the Plan or an Award Agreement, all Awards to any Participant that are subject to any restriction or have not been earned or exercised in full by the Participant shall be terminated and canceled if the Participant is terminated for cause, as determined by the Administrator in its sole discretion.

ARTICLE IV.

INCENTIVE STOCK OPTIONS

4.1.       The Administrator, in its sole discretion, may from time to time on or after the Effective Date grant Incentive Stock Options to Eligible Employees, subject to the provisions of this ARTICLE IV and ARTICLE I and ARTICLE VI and subject to the following conditions:

4.1.1       Incentive Stock Options shall be granted only to Eligible Employees, each of whom may be granted one or more of such Incentive Stock Options at such time or times determined by the Administrator.

4.1.2       The Option Price per share of Common Stock for an Incentive Stock Option shall be set in the Award Agreement, but shall not be less than (i) one hundred percent (100%) of the Fair Market Value of the Common Stock at the Grant Date, or (ii) in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the Grant Date.

4.1.3       An Incentive Stock Option may be exercised in full or in part from time to time within ten (10) years from the Grant Date, or such shorter period as may be specified by the Administrator as the Option Period and set forth in the Award Agreement; provided, however, that, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, such period shall not exceed five (5) years from the Grant Date; and further, provided that, in any event, the Incentive Stock Option shall lapse and cease to be exercisable upon a Termination of Service or within such period following a Termination of Service as shall have been determined by the Administrator and set forth in the related Award Agreement; and provided, further, that such period shall not exceed the period of time ending on the date three (3) months following a Termination of Service (except as otherwise provided in any employment agreement approved by the Administrator), unless employment shall have terminated:

(i)       as a result of Disability, in which event such period shall not exceed the period of time ending on the date twelve (12) months following a Termination of Service; or

(ii)        as a result of death, or if death shall have occurred following a Termination of Service (other than as a result of Disability) and during the period that the Incentive Stock Option was still exercisable, in which event such period may not exceed the period of time ending on the earlier of the date twelve (12) months after the date of death;

(iii)        and provided, further, that such period following a Termination of Service or death shall in no event extend beyond the original Option Period of the Incentive Stock Option.

4.1.4       The aggregate Fair Market Value of the shares of Common Stock with respect to which any Incentive Stock Options (whether under this Plan or any other plan established by the Company) are first exercisable during any calendar year by any Eligible Employee shall not exceed one hundred thousand dollars ($100,000), determined based on the Fair Market Value(s) of such shares as of their respective Grant Dates; provided, however, that to the extent permitted under Section 422 of the Code, if the aggregate Fair Market Values of the shares of Common Stock with respect to which Stock Options intended to be Incentive Stock Options are first exercisable by any Eligible Employee during any calendar year (whether such Stock Options are granted under this Plan or any other plan established by the Company) exceed one hundred thousand dollars ($100,000), the Stock Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options.

4.1.5       No Incentive Stock Options may be granted more than ten (10) years from the Adoption Date.

4.1.6       The Award Agreement for each Incentive Stock Option shall provide that the Participant shall notify the Company if such Participant sells or otherwise transfers any shares of Common Stock acquired upon exercise of the Incentive Stock Option within two (2) years of the Grant Date of such Incentive Stock Option or within one (1) year of the date such shares were acquired upon the exercise of such Incentive Stock Option.

4.2.       Subject to the limitations of Section 3.4, the maximum aggregate number of shares of Common Stock subject to Incentive Stock Option Awards shall be the maximum aggregate number of shares available for Awards under the Plan.

4.3.       The Administrator may provide for any other terms and conditions which it determines should be imposed for an Incentive Stock Option to qualify under Section 422 of the Code, as well as any other terms and conditions not inconsistent with this ARTICLE IV or ARTICLE I or ARTICLE VI, as determined in its sole discretion and set forth in the Award Agreement for such Incentive Stock Option.

4.4.       Each provision of this ARTICLE IV and of each Incentive Stock Option granted hereunder shall be construed in accordance with the provisions of Section 422 of the Code, and any provision hereof that cannot be so construed shall be disregarded.

4.5.       Notwithstanding the Share Limit, and subject to adjustment in accordance with Section 3.9 hereof, the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan is [●] shares (the “ISO Limit”).

ARTICLE V.

NONQUALIFIED STOCK OPTIONS

5.1.       The Administrator, in its sole discretion, may from time to time on or after the Effective Date grant Nonqualified Stock Options to Eligible Persons, subject to the provisions of this ARTICLE V and ARTICLE I or ARTICLE VI and subject to the following conditions:

5.1.1       Nonqualified Stock Options may be granted to any Eligible Person, each of whom may be granted one or more of such Nonqualified Stock Options, at such time or times determined by the Administrator.

5.1.2       The Option Price per share of Common Stock for a Nonqualified Stock Option shall be set in the Award Agreement and may be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Grant Date; provided, however, that the exercise price of each Nonqualified Stock Option granted under the Plan shall in no event be less than the par value per share of the Company’s Common Stock.

5.1.3       A Nonqualified Stock Option may be exercised in full or in part from time to time within the Option Period specified by the Administrator and set forth in the Award Agreement; provided, however, that, in any event, the Nonqualified Stock Option shall lapse and cease to be exercisable upon a Termination of Service or within such period following a Termination of Service as shall have been determined by the Administrator and set forth in the related Award Agreement.

5.2.       The Administrator may provide for any other terms and conditions for a Nonqualified Stock Option not inconsistent with this ARTICLE V or ARTICLE I or ARTICLE VI, as determined in its sole discretion and set forth in the Award Agreement for such Nonqualified Stock Option.

ARTICLE VI.

INCIDENTS OF STOCK OPTIONS

6.1.       Each Stock Option shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Administrator and set forth in the related Award Agreement, including any provisions as to continued employment as consideration for the grant or exercise of such Stock Option and any provisions which may be advisable to comply with Applicable Laws, regulations or rulings of any governmental authority.

6.2.       Except as hereinafter described, a Stock Option shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant or the Participant’s guardian or legal representative. In the event of the death of a Participant, any unexercised Stock Options may be exercised to the extent otherwise provided herein or in such Participant’s Award Agreement by the executor or personal representative of such Participant’s estate or by any person who acquired the right to exercise such Stock Options by bequest under the Participant’s will or by inheritance. The Administrator, in its sole discretion, may at any time permit a Participant to transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant and/or one or more members of such Participant’s Immediate Family or a corporation, partnership or limited liability company established and controlled by the Participant and/or one or more members of such Participant’s Immediate Family), subject to such limits as the Administrator may establish. The transferee of such Nonqualified Stock Option shall remain subject to all terms and conditions applicable to such Nonqualified Stock Option prior to such transfer. The foregoing right to transfer the Nonqualified Stock Option, if granted by the Administrator shall apply to the right to consent to amendments to the Award Agreement.

6.3.       Shares of Common Stock purchased upon exercise of a Stock Option shall be paid for in such amounts, at such times and upon such terms as shall be determined by the Administrator, subject to limitations set forth in the Stock Option Award Agreement. The Administrator may, in its sole discretion, permit the exercise of a Stock Option by payment in cash or by tendering shares of Common Stock (either by actual delivery of such shares or by attestation), or any combination thereof, as determined by the Administrator. In the sole discretion of the Administrator, payment in shares of Common Stock also may be made with shares received upon the exercise or partial exercise of the Stock Option, whether or not involving a series of exercises or partial exercises and whether or not share certificates for such shares surrendered have been delivered to the Participant. The Administrator also may, in its sole discretion, permit the payment of the exercise price of a Stock Option by the voluntary surrender of all or a portion of the Stock Option. Shares of Common Stock previously held by the Participant and surrendered in payment of the Option Price of a Stock Option shall be valued for such purpose at the Fair Market Value thereof on the date the Stock Option is exercised.

6.4.       The holder of a Stock Option shall have no rights as a stockholder with respect to any shares covered by the Stock Option (including, without limitation, any voting rights, the right to inspect or receive the Company’s balance sheets or financial statements or any rights to receive dividends or non-cash distributions with respect to such shares) until such time as the holder has exercised the Stock Option and then only with respect to the number of shares which are the subject of the exercise. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

6.5.       The Administrator may permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option for the same or a different number of shares of Common Stock as the Stock Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Stock Option to such Participant. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at such Option Price, during such Option Period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Upon surrender, the Stock Options surrendered shall be canceled and the shares of Common Stock previously subject to them shall be available for the grant of other Stock Options.

6.6.       The Administrator may at any time offer to purchase a Participant’s outstanding Stock Option for a payment equal to the value of such Stock Option payable in cash, shares of Common Stock or Restricted Stock or other property upon surrender of the Participant’s Stock Option, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

6.7.       The Administrator shall have the discretion, exercisable either at the time the Award is granted or at the time the Participant discontinues employment, to establish as a provision applicable to the exercise of one or more Stock Options that, during a limited period of exercisability following a Termination of Service, the Stock Option may be exercised not only with respect to the number of shares of Common Stock for which it is exercisable at the time of the Termination of Service but also with respect to one or more subsequent installments for which the Stock Option would have become exercisable had the Termination of Service not occurred.

6.8.       Notwithstanding anything to the contrary herein, the Company may reprice any Stock Option without the approval of the stockholders of the Company. For this purpose, “reprice” means (i) any of the following or any other action that has the same effect: (A) lowering the exercise price of a Stock Option after it is granted, (B) any other action that is treated as a repricing under U.S. generally accepted accounting principles (“GAAP”), or (C) cancelling a Stock Option at a time when its exercise price exceeds the Fair Market Value of the underlying Common Stock, in exchange for another Stock Option, restricted stock or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; and (ii) any other action that is considered to be a repricing under formal or informal guidance issued by exchange or market on which the Company’s Common Stock then trades or is quoted.

6.9.       In addition to, and without limiting the above Section 6.8, the Administrator may permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option for the same or a different number of shares of Common Stock as the Stock Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Stock Option to such Participant. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at such Option Price, during such Option Period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted. Upon surrender, the Stock Options surrendered shall be canceled and the shares of Common Stock previously subject to them shall be available for the grant of other Stock Options.

ARTICLE VII.

RESTRICTED STOCK

7.1.       The Administrator, in its sole discretion, may from time to time on or after the Effective Date award shares of Restricted Stock to Eligible Persons as a reward for past service and an incentive for the performance of future services that will contribute materially to the successful operation of the Company and its Affiliates, subject to the terms and conditions set forth in this ARTICLE VII.

7.2.       The Administrator shall determine the terms and conditions of any Award of Restricted Stock, which shall be set forth in the related Award Agreement, including without limitation:

7.2.1       the purchase price, if any, to be paid for such Restricted Stock, which may be zero, subject to such minimum consideration as may be required by Applicable Law;

7.2.2       the duration of the Restriction Period or Restriction Periods with respect to such Restricted Stock and whether any events may accelerate or delay the end of such Restriction Period(s);

7.2.3       the circumstances upon which the restrictions or limitations shall lapse, and whether such restrictions or limitations shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period by means of one or more vesting schedules;

7.2.4       whether such Restricted Stock is subject to repurchase by the Company or to a right of first refusal at a predetermined price or if the Restricted Stock may be forfeited entirely under certain conditions;

7.2.5       whether any performance goals may apply to a Restriction Period to shorten or lengthen such period; and

7.2.6        whether dividends and other distributions with respect to such Restricted Stock are to be paid currently to the Participant or withheld by the Company for the account of the Participant.

7.3.       Awards of Restricted Stock must be accepted within a period of thirty (30) days after the Grant Date (or such shorter or longer period as the Administrator may specify at such time) by executing an Award Agreement with respect to such Restricted Stock and tendering the purchase price, if any. A prospective recipient of an Award of Restricted Stock shall not have any rights with respect to such Award, unless such recipient has executed an Award Agreement with respect to such Restricted Stock, has delivered a fully executed copy thereof to the Administrator and has otherwise complied with the applicable terms and conditions of such Award.

7.4.       In the sole discretion of the Administrator and as set forth in the Award Agreement for an Award of Restricted Stock, all shares of Restricted Stock held by a Participant and still subject to restrictions shall be forfeited by the Participant upon the Participant’s Termination of Service and shall be reacquired, canceled and retired by the Company. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement with respect to an Award of Restricted Stock, in the event of the death, Disability or Retirement of a Participant during the Restriction Period, or in other cases of special circumstances (including hardship or other special circumstances of a Participant whose employment is involuntarily terminated), the Administrator may elect to waive in whole or in part any remaining restrictions with respect to all or any part of such Participant’s Restricted Stock, if it finds that a waiver would be appropriate.

7.5.       Except as otherwise provided in this ARTICLE VII, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

7.6.       Upon an Award of Restricted Stock to a Participant, a certificate or certificates representing the shares of such Restricted Stock will be issued to and registered in the name of the Participant. Unless otherwise determined by the Administrator, such certificate or certificates will be held in custody by the Company until (i) the Restriction Period expires and the restrictions or limitations lapse, in which case one or more certificates representing such shares of Restricted Stock that do not bear a restrictive legend (other than any legend as required under applicable federal or state securities laws) shall be delivered to the Participant, or (ii) a prior forfeiture by the Participant of the shares of Restricted Stock subject to such Restriction Period, in which case the Company shall cause such certificate or certificates to be canceled and the shares represented thereby to be retired, all as set forth in the Participant’s Award Agreement. It shall be a condition of an Award of Restricted Stock that the Participant deliver to the Company a stock power endorsed in blank relating to the shares of Restricted Stock to be held in custody by the Company.

7.7.       Except as provided in this ARTICLE VII or in the related Award Agreement, a Participant receiving an Award of shares of Restricted Stock Award shall have, with respect to such shares, all rights of a stockholder of the Company, including the right to vote the shares and the right to receive any distributions, unless and until such shares are otherwise forfeited by such Participant; provided, however, the Administrator may require that any cash dividends with respect to such shares of Restricted Stock be automatically reinvested in additional shares of Restricted Stock subject to the same restrictions as the underlying Award, or may require that cash dividends and other distributions on Restricted Stock be withheld by the Company or its Affiliates for the account of the Participant. The Administrator shall determine whether interest shall be paid on amounts withheld, the rate of any such interest, and the other terms applicable to such withheld amounts.

ARTICLE VIII.

STOCK AWARDS

8.1.       The Administrator, in its sole discretion, may from time to time on or after the Effective Date grant Stock Awards to Eligible Persons in payment of compensation that has been earned or as compensation to be earned, including without limitation compensation awarded or earned concurrently with or prior to the grant of the Stock Award, subject to the terms and conditions set forth in this ARTICLE VIII.

8.2.       For the purposes of this Plan, in determining the value of a Stock Award, all shares of Common Stock subject to such Stock Award shall be set in the Award Agreement and may be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Grant Date.

8.3.       Unless otherwise determined by the Administrator and set forth in the related Award Agreement, shares of Common Stock subject to a Stock Award will be issued, and one or more certificates representing such shares will be delivered, to the Participant as soon as practicable following the Grant Date of such Stock Award. Upon the issuance of such shares and the delivery of one or more certificates representing such shares to the Participant, such Participant shall be and become a stockholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder of the Company. Notwithstanding any other provision of this Plan, unless the Administrator expressly provides otherwise with respect to a Stock Award, as set forth in the related Award Agreement, no Stock Award shall be deemed to be an outstanding Award for purposes of the Plan.

ARTICLE IX.

PERFORMANCE SHARES

9.1.       The Administrator, in its sole discretion, may from time to time on or after the Effective Date award Performance Shares to Eligible Persons as an incentive for the performance of future services that will contribute materially to the successful operation of the Company and its Affiliates, subject to the terms and conditions set forth in this ARTICLE IX.

9.2.       The Administrator shall determine the terms and conditions of any Award of Performance Shares, which shall be set forth in the related Award Agreement, including without limitation:

9.2.1       the purchase price, if any, to be paid for such Performance Shares, which may be zero, subject to such minimum consideration as may be required by Applicable Law;

9.2.2       the performance period (the “Performance Period”) and/or performance objectives (the “Performance Objectives”) applicable to such Awards;

9.2.3       the number of Performance Shares that shall be paid to the Participant if the applicable Performance Objectives are exceeded or met in whole or in part; and

9.2.4       the form of settlement of a Performance Share.

9.3.       At any date, each Performance Share shall have a value equal to the Fair Market Value of a share of Common Stock.

9.4.       Performance Periods may overlap, and Participants may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

9.5.       Performance Objectives may vary from Participant to Participant and between Awards and shall be based upon such performance criteria or combination of factors as the Administrator may deem appropriate, including, but not limited to, minimum earnings per share or return on equity. If during the course of a Performance Period there shall occur significant events which the Administrator expects to have a substantial effect on the applicable Performance Objectives during such period, the Administrator may revise such Performance Objectives.

9.6.       In the sole discretion of the Administrator and as set forth in the Award Agreement for an Award of Performance Shares, all Performance Shares held by a Participant and not earned shall be forfeited by the Participant upon the Participant’s Termination of Service. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement with respect to an Award of Performance Shares, in the event of the death, Disability or Retirement of a Participant during the applicable Performance Period, or in other cases of special circumstances (including hardship or other special circumstances of a Participant whose employment is involuntarily terminated), the Administrator may determine to make a payment in settlement of such Performance Shares at the end of the Performance Period, based upon the extent to which the Performance Objectives were satisfied at the end of such period and pro-rated for the portion of the Performance Period during which the Participant was employed by the Company or an Affiliate; provided, however, that the Administrator may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Administrator deems appropriate or desirable.

9.7.       The settlement of a Performance Share shall be made in cash, whole shares of Common Stock or a combination thereof and shall be made as soon as practicable after the end of the applicable Performance Period. Notwithstanding the foregoing, the Administrator in its sole discretion may allow a Participant to defer payment in settlement of Performance Shares on terms and conditions approved by the Administrator and set forth in the related Award Agreement entered into in advance of the time of receipt or constructive receipt of payment by the Participant.

9.8.       Performance Shares shall not be transferable by the Participant. The Administrator shall have the authority to place additional restrictions on the Performance Shares including, but not limited to, restrictions on transfer of any shares of Common Stock that are delivered to a Participant in settlement of any Performance Shares.

ARTICLE X.

CHANGES OF CONTROL OR OTHER FUNDAMENTAL CHANGES

10.1.       Upon the occurrence of a Change of Control and unless otherwise provided in the Award Agreement with respect to a particular Award:

10.1.1       all outstanding Stock Options shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares subject to the Stock Option and the Option Price, and shall remain exercisable for the remaining Option Period, regardless of any provision in the related Award Agreement limiting the exercisability of such Stock Option or any portion thereof for any length of time;

10.1.2       all outstanding Performance Shares with respect to which the applicable Performance Period has not been completed shall be paid out as soon as practicable as follows:

(i)       all Performance Objectives applicable to the Award of Performance Shares shall be deemed to have been satisfied to the extent necessary to earn one hundred percent (100%) of the Performance Shares covered by the Award;

(ii)       the applicable Performance Period shall be deemed to have been completed upon occurrence of the Change of Control;

(iii)        the payment to the Participant in settlement of the Performance Shares shall be the amount determined by the Administrator, in its sole discretion, or in the manner stated in the Award Agreement, as multiplied by a fraction, the numerator of which is the number of full calendar months of the applicable Performance Period that have elapsed prior to occurrence of the Change of Control, and the denominator of which is the total number of months in the original Performance Period; and

(iv)       upon the making of any such payment, the Award Agreement as to which it relates shall be deemed terminated and of no further force and effect; and

10.1.3       all outstanding shares of Restricted Stock with respect to which the restrictions have not lapsed shall be deemed vested, and all such restrictions shall be deemed lapsed and the Restriction Period ended.

10.2.       Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company, each Award granted under the Plan and then outstanding shall terminate; provided, however, that following the adoption of a plan of dissolution or liquidation, and in any event prior to the effective date of such dissolution or liquidation, each such outstanding Award granted hereunder shall be exercisable in full and all restrictions shall lapse, to the extent set forth in Section 10.1.1, 10.1.2 and 10.1.3 above.

10.3.       After the merger of one or more corporations into the Company or any Affiliate, any merger of the Company into another corporation, any consolidation of the Company or any Affiliate of the Company and one or more corporations, or any other corporate reorganization of any form involving the Company as a party thereto and involving any exchange, conversion, adjustment or other modification of the outstanding shares of the Common Stock, each Participant shall, at no additional cost, be entitled, upon any exercise of such Participant’s Stock Option, to receive, in lieu of the number of shares as to which such Stock Option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such Participant would have been entitled to pursuant to the terms of the agreement of merger or consolidation or reorganization, if at the time of such merger or consolidation or reorganization, such Participant had been a holder of record of a number of shares of Common Stock equal to the number of shares as to which such Stock Option shall then be so exercised. Comparable rights shall accrue to each Participant in the event of successive mergers, consolidations or reorganizations of the character described above. The Administrator may, in its sole discretion, provide for similar adjustments upon the occurrence of such events with regard to other outstanding Awards under this Plan. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Administrator in its sole discretion. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to an Award. All adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Incentive Stock Option shall continue to be an Incentive Stock Option, as defined in Section 422 of the Code.

ARTICLE XI.

AMENDMENT AND TERMINATION

11.1.       Subject to the provisions of Section 11.2, the Board of Directors at any time and from time to time may amend or terminate the Plan as may be necessary or desirable to implement or discontinue the Plan or any provision hereof, to the extent required by the Act or the Code, or rules and regulations of the Stock Exchange and/or such other securities exchanges, if any, which the Company’s Common Stock is then subject to, however, no amendment, without approval by the Company’s stockholders, shall:

11.1.1       materially alter the group of persons eligible to participate in the Plan;

11.1.2       except as provided in Section 3.4, change the maximum aggregate number of shares of Common Stock that are available for Awards under the Plan; or

11.1.3       alter the class of individuals eligible to receive an Incentive Stock Option or increase the limit on Incentive Stock Options set forth in Section 4.1.4 or the value of shares of Common Stock for which an Eligible Employee may be granted an Incentive Stock Option.

11.2.       No amendment to or discontinuance of the Plan or any provision hereof by the Board of Directors or the stockholders of the Company shall, without the written consent of the Participant, adversely affect (in the sole discretion of the Administrator) any Award theretofore granted to such Participant under this Plan; provided, however, that the Administrator retains the right and power to:

11.2.1       annul any Award if the Participant is terminated for cause as determined by the Administrator; and

11.2.2       convert any outstanding Incentive Stock Option to a Nonqualified Stock Option.

11.3.       If a Change of Control has occurred, no amendment or termination shall impair the rights of any person with respect to an outstanding Award as provided in ARTICLE X.

ARTICLE XII.

SECURITIES MATTERS AND REGULATIONS

12.1.       Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

12.2.       Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

12.3.       In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

ARTICLE XIII.

SECTION 409A OF THE CODE

13.1.       Unless otherwise expressly provided for in an Award Agreement, the Plan and each Award Agreement will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Administrator determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

13.2.       With respect to any Award that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, termination of a Participant’s Continuous Service Status shall mean a separation from service within the meaning of Section 409A of the Code, unless the Participant was an Employee immediately prior to such termination and is then contemporaneously retained as a Consultant pursuant to a written agreement and such agreement provides otherwise. The Continuous Service Status of a Participant shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to Subsidiary and such Subsidiary ceases to be a Subsidiary, unless the Administrator determines otherwise. To the extent permitted by Section 409A of the Code, a Participant who ceases to be an Employee of the Company but continues, or simultaneously commences, services as a Director of the Company shall be deemed to have had a termination of Continuous Service Status for purposes of the Plan.

ARTICLE XIV.

MISCELLANEOUS PROVISIONS

14.1.       Nothing in the Plan or any Award granted hereunder shall confer upon any Participant any right to continue in the employ of the Company or its Affiliates or to serve as a Director or shall interfere in any way with the right of the Company or its Affiliates or the stockholders of the Company, as applicable, to terminate the employment of a Participant or to release or remove a Director at any time. Unless specifically provided otherwise, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company or its Affiliates for the benefit of their respective employees unless the Company shall determine otherwise. No Participant shall have any claim to an Award until it is actually granted under the Plan and an Award Agreement has been executed and delivered to the Company. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Administrator, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as provided in ARTICLE VII with respect to Restricted Stock and except as otherwise provided by the Administrator.

14.2.       The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not subject to Section 16 of the Act.

14.3.       The terms of the Plan shall be binding upon the Company, its successors and assigns.

14.4.       Neither a Stock Option nor any other type of equity-based compensation provided for hereunder shall be transferable except as provided for in Section 6.2. In addition to the transfer restrictions otherwise contained herein, additional transfer restrictions shall apply to the extent required by federal or state securities laws. If any Participant makes such a transfer in violation hereof, any obligation hereunder of the Company to such Participant shall terminate immediately.

14.5.       This Plan and all actions taken hereunder shall be governed by the laws of the State of Delaware.

14.6.       Each Participant exercising an Award hereunder agrees to give the Administrator prompt written notice of any election made by such Participant under Section 83(b) of the Code, or any similar provision thereof, as applicable.

14.7.       If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award Agreement, it shall be stricken, and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

14.8.       The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company or any of its Affiliates to make adjustments, reclassification, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or to transfer all or part of its business or assets.

14.9.       The Plan is not subject to the provisions of ERISA or qualified under Section 401(a) of the Code.

14.10.       If a Participant is required to pay to the Company an amount with respect to income and employment tax withholding obligations in connection with (i) the exercise of a Nonqualified Stock Option, (ii) certain dispositions of Common Stock acquired upon the exercise of an Incentive Stock Option, or (iii) the receipt of Common Stock pursuant to any other Award, then the issuance of Common Stock to such Participant shall not be made (or the transfer of shares by such Participant shall not be required to be effected, as applicable) unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Company. To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

14.11.       Compliance with other laws.

14.11.1       For Reporting Persons:

(i)             the Plan is intended to satisfy the provisions of Rule 16b-3;

(ii)            all transactions involving Participants who are subject to Section 16(b) of the Act are subject to the provisions of Rule 16b-3 regardless of whether they are set forth in the Plan; and

(iii)           any provision of the Plan that conflicts with Rule 16b-3 does not apply to the extent of the conflict.

14.11.2       If any provision of the Plan, any Award, or Award Agreement conflicts with the requirements of Code Section 162(m) or 422 for Awards subject to these requirements, then that provision does not apply to the extent of the conflict.

14.11.3       Notwithstanding any other provision of the Plan, if, for an Employee of a parent company, the conversion of an Incentive Stock Option to a Nonqualified Stock Option or the treatment of an Incentive Stock Option as a Nonqualified Stock Option would not satisfy the requirements of Code Section 409A or an exemption thereto, as determined by the Administrator in its exclusive discretion, then the Incentive Stock Option shall terminate on the date that it would no longer qualify as an Incentive Stock Option as determined by the Administrator in its exclusive discretion.

14.12.       In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Administrator, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Administrator, in its sole discretion, may determine.

14.13.       Any reference in the Plan to a written document includes any document delivered electronically or posted on the Company’s intranet.

14.14.       The headings and captions in the Plan are inserted as a matter of convenience for organizational purposes, and do not construe, define, extend, interpret, or limit any provision of the Plan.

14.15.       Whenever the context may require, any pronoun includes the corresponding masculine, feminine, or neuter form, and the singular includes the plural and vice versa.

14.16.       Any reference in the Plan to a statutory or regulatory provision includes corresponding successor provisions.

14.17.       The proceeds from the sale of shares pursuant to Awards granted under the Plan shall constitute general funds of the Company.

14.18.       A Participant’s electronic signature of an Award Agreement shall have the same validity and effect as a signature affixed by hand.

14.19.       Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent permitted or required by Applicable Law, Company policy and/or the requirements of a Stock Exchange on which the Shares are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company at any time to a Participant under this Plan. No such recoupment of compensation will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement between any Participant and the Company.

14.20.       Corporate action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Administrator, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the preparation of the Award Agreement or related grant documentation, the corporate records will control, and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documentation.

14.21.       Nothing contained in the Plan or in any Award agreement executed pursuant hereto shall be deemed to confer upon any individual or entity to whom an Award is or may be granted hereunder any right to remain in the employ or service of the Company or a parent or subsidiary of the Company or any entitlement to any remuneration or other benefit pursuant to any consulting or advisory arrangement.

APPENDIX C

Equity Incentive Plan Amendment

FIRST AMENDMENT
TO THE 2022 EQUITY INCENTIVE PLAN
OF
REVIV3 PROCARE COMPANY

The Reviv3 Procare Company 2022 Equity Incentive Plan (the “Plan”), is hereby amended as follows, effective [_____], 2023:

1.	Section 1.3 of the Plan is hereby amended and restated in its entirety to provide as follows:

“The Company’s Board of Directors adopted the original Plan on March 21, 2022, subject to stockholder approval (the “Adoption Date”). This Plan shall be subject to stockholder approval and shall not become effective until approved by stockholders. The date of such stockholder approval shall be defined as the “Effective Date”. The Plan was amended to increase the maximum aggregate number of Shares available under the Plan by a First Amendment thereto, which was adopted by the Board on October 31, 2023, and became effective upon the approval of the stockholders thereof on October 31, 2023. Stockholder approval is to be obtained in accordance with the Company’s Certificate of Incorporation and Bylaws, each as amended, and Applicable Laws. Unless sooner terminated as provided elsewhere in this Plan, this Plan shall terminate upon the close of business on the day next preceding the tenth (10th) anniversary of the Adoption Date. Award Agreements outstanding on such date shall continue to have force and effect in accordance with the provisions thereof.”

2.	Section 2.6 of the Plan is hereby amended and restated in its entirety to provide as follows:

“Available Shares” means the sum of (i) 25,000,000 shares of Common Stock, and (ii) an annual increase on April 1st of each calendar year, beginning in 2022 and ending in 2031 (each a “Date of Determination”), in each case subject to the approval and determination of the Administrator on or prior to the applicable Date of Determination, equal to the lesser of (A) four percent (4%) of the total shares of Common Stock of the Company outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the Administrator (the “Share Limit”). Notwithstanding the foregoing, shares added to the Available Shares by the Share Limit are available for issuance as Incentive Stock Options only to the extent that making such shares available for issuance as Incentive Stock Options would not cause any Incentive Stock Option to cease to qualify as such. In the event that the Administrator shall not take action to affirmatively approve an increase in the Share Limit on or prior to the applicable Date of Determination, the Share Limit and Available Shares, shall remain at such level as they were prior to such applicable Date of Determination. For clarity, the Available Shares is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan.”

3.	Section 2.15 of the Plan is hereby amended and restated in its entirety to provide as follows:

“Company” means AXIL Brands, Inc., a Delaware corporation.

APPENDIX D

Reverse Stock Split Amendment

CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
REVIV3 PROCARE COMPANY

REVIV3 PROCARE COMPANY (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.	This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 9, 2015, as amended by that Certificate of Amendment filed on June 13, 2022, and by that Certificate of Amendment filed on [_____][1], 2023 (the “Certificate of Incorporation”).

2.	Paragraph A of Article IV of the Certificate of Incorporation of the Corporation shall be amended to insert the following immediately following the first sentence of Paragraph A of Article IV as follows:

“As of the Effective Time, a one-for-[ ]2 reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [ ] shares of Common Stock issued and held of record by each stockholder of the Corporation immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Corporation’s Common Stock following the Reverse Stock Split shall remain at $0.0001 per share.

No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive one (1) additional whole share of Common Stock; provided, however, that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock have been reclassified; and with respect to holders of shares of Common Stock in book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive one (1) additional share of Common Stock automatically and without any action by the holder.

Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.”

3.	Pursuant to Section 242 of the DGCL, the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon has duly approved, the amendment to the Certificate of Incorporation set forth in this Certificate of Amendment.

4.	This Certificate of Amendment shall become effective as of [__________] at 12:01 a.m. Eastern Time (the “Effective Time”).

5.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

[1]	Insert date of Name Change Amendment and any other intervening amendments, as applicable.

[2]	To reflect the final ratio determined by the Board of Directors within the range approved by the Company’s stockholders.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned duly authorized officer this [__] day of [_____].

REVIV3 PROCARE COMPANY

Name: Jeff Toghraie
Title: Chief Executive Officer

APPENDIX E

Classified Board Amendment

CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
REVIV3 PROCARE COMPANY

REVIV3 PROCARE COMPANY (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.	This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 9, 2015, as amended by that Certificate of Amendment filed on June 13, 2022, and by that Certificate of Amendment filed on [_____][3], 2023 (the “Certificate of Incorporation”).

2.	Article V of the Certificate of Incorporation of the Corporation shall be amended and restated as follows:

“Subject to any additional vote required by this Amended and Restated Certificate of Incorporation or Bylaws, and in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.”

3.	Article VI of the Certificate of Incorporation of the Corporation shall be amended and restated as follows:

“The Board of Directors will be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the extra directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. In the event of any increase or decrease in the authorized number of directors: (a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his or her current term, or his or her prior death, resignation or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the number of directors in the respective classes into conformity with the formula described herein, as applied to the new authorized number of directors. Each director shall be entitled to one vote on each matter presented to the Board of Directors.”

4.	Pursuant to Section 242 of the DGCL, the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon has duly approved, the amendment to the Certificate of Incorporation set forth in this Certificate of Amendment.

5.	This Certificate of Amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

6.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned duly authorized officer this [__] day of [_____].

REVIV3 PROCARE COMPANY

Name: Jeff Toghraie
Title: Chief Executive Officer

[3]	Insert date of Name Change Amendment and any other intervening amendments, as applicable.

APPENDIX F

Bylaws Amendment

AMENDMENT TO THE BYLAWS OF REVIV3 PROCARE COMPANY

AMENDMENT NO. 1

Article I of the Bylaws of Reviv3 Procare Company, a Delaware Corporation (the “Company”) is hereby amended to include an additional provision:

“1.13    Notice of Stockholder Business and Nominations.

i.	Annual Meeting.

a.	Nominations of persons for election to the Board of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.13(i) is delivered to the Secretary of the Corporation and at the date of the meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.13(i).

b.	For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of (x) the sixtieth (60th) day prior to such annual meeting or (y) the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director (w) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor thereto) (the “Exchange Act”) and Rule 14a-19 thereunder (or any successor thereto), (x) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (y) the name and address of the person or persons to be nominated, and (z) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 1.13(i) shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

c.	Notwithstanding anything in Section 1.13(i)(b) above to the contrary, in the event that the number of directors to be elected to the Board of the Corporation at an annual meeting is increased and there is no public announcement made by the Corporation naming all of the nominees for directors or specifying the size of the increased Board at least ninety (90) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.13(i) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

ii.	Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board or (B) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.13(ii) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.13. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (i)(b) of this Section 1.13 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

iii.	General.

a.	Only such persons who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.13. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (i)(b)(C)(4) of this Section 1.13) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.13, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

b.	For purposes of this Section 1.13, a “public announcement” shall mean disclosure in a press release reported by the Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

c.	Notwithstanding the foregoing provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.13. Nothing in this Section 1.13 shall be deemed to affect any rights of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the certificate of incorporation, as amended.”

AMENDMENT NO. 2

Article II, Section 2.3 of the Bylaws of the Company is hereby amended and restated as follows:

“2.3 Election, Qualification and Term of Office of Directors. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, as amended from time-to-time. The certificate of incorporation or these bylaws may prescribe other qualifications for directors. The Board shall be and is divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the extra directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. In the event of any increase or decrease in the authorized number of directors: (a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his or her current term, or his or her prior death, resignation or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board to such class or classes as shall, so far as possible, bring the number of directors in the respective classes into conformity with the formula in this Section 2.3, as applied to the new authorized number of directors. Except as provided in Section 2.4 below, each director shall continue in office until the next annual meeting at which such director’s class stands for election and his successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal from office.”